UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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BJ’s Wholesale Club Holdings, Inc.
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BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581
May 6, 2020
Dear Fellow Stockholders:
On behalf of the board of directors, I cordially invite you to attend the 2020 annual meeting of stockholders (the "Annual Meeting") of BJ’s Wholesale Club Holdings, Inc., which will be held on Thursday, June 18, 2020, beginning at 8:00 a.m., Eastern Time. Due to health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BJ2020, where you will be able to listen to the meeting live, submit questions, and vote. All stockholders of record of our common stock at the close of business on April 27, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment thereof. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions on the notice and access card or proxy card you received as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your voting instructions prior to the Annual Meeting, you may still decide to attend the Annual Meeting of stockholders and vote your shares during the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the proxy statement accompanying this letter.
On behalf of the board of directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Christopher J. Baldwin
Christopher J. Baldwin
Executive Chairman of the Board

BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 18, 2020, at 8:00 a.m., Eastern Time. Due to health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BJ2020, where you will be able to listen to the meeting live, submit questions, and vote. Please see the "Questions and Answers" section of the proxy statement accompanying this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.
The Annual Meeting is being held:

1.
to elect Maile Clark and Thomas A. Kingsbury as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2023 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2021;

3.	to approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers;

4.	to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the proxy statement accompanying this notice. Holders of record of the Company's common stock as of the close of business on April 27, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting and vote your shares of common stock online, we urge you to vote your shares as instructed in the proxy statement accompanying this notice. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials, or if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card by mail or by Internet or telephone voting as described on your proxy card.
This Notice of Annual Meeting and proxy statement are first being distributed or made available, as the case may be, on or about May 6, 2020.

By Order of the Board of Directors

/s/ Graham Luce
Graham Luce
Secretary
Westborough, Massachusetts
May 6, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our 2019 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
EXECUTIVE OFFICERS	13
CORPORATE GOVERNANCE	15
EXECUTIVE COMPENSATION	22
DIRECTOR COMPENSATION	44
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	46
STOCK OWNERSHIP	47
CERTAIN TRANSACTIONS WITH RELATED PERSONS	49
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	51
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS OF THE COMPANY	52
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	54
HOUSEHOLDING	55
ANNEX A PROPOSED AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BJ'S WHOLESALE CLUB HOLDINGS, INC.	56

BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020

This proxy statement (this "Proxy Statement") and our annual report for the fiscal year ended February 1, 2020 (the "Annual Report" and, together with this Proxy Statement, the "proxy materials") are being furnished to you by and on behalf of the board of directors (the "Board" or the "Board of Directors") of BJ’s Wholesale Club Holdings, Inc. in connection with our 2020 annual meeting of stockholders (the "Annual Meeting").  References herein to "fiscal year 2019" and "fiscal year 2020" refer to the 52 weeks ending February 1, 2020 and January 30, 2021, respectively.  As used herein, the terms "Company," "BJ’s," "we," "us," or "our" refer to BJ’s Wholesale Club Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

This Proxy Statement and Annual Report are first being distributed or made available on or about May 6, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 18, 2020 at 8:00 a.m., Eastern Time. This year the Company will be hosting the meeting live via the Internet. To attend the Annual Meeting via the Internet please visit www.virtualshareholdermeeting.com/BJ2020.

Stockholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at the link provided above. At this website, stockholders will be able to listen to the Annual Meeting live, submit questions and submit their vote while the Annual Meeting is being held. We are hosting the Annual Meeting virtually due to health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and partners. Please see "How do I attend and vote at the Annual Meeting?" below for more information.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the Class II director nominees listed in this Proxy Statement;

•	Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020;

•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	Proposal No. 4: Approval of an amendment to our Second Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") to declassify the Board of Directors.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

As of the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any continuation, postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. On or about May 6, 2020, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice and Access Card"), which provides instructions on how to access and review the proxy materials online, as well as how to vote. If you received a Notice and Access Card by mail, you will not receive a printed copy of the proxy materials unless you request a copy. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card. The Annual Report is not part of the proxy solicitation material.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card and return it in the envelope provided.

Who is entitled to attend and vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on April 27, 2020 (the "Record Date") will be entitled to notice of, to attend and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. You may authorize a proxy to vote your shares without attending the Annual Meeting. At the close of business on the Record Date, there were 138,523,977 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
Attendance and participation at the Annual Meeting is limited to stockholders of record and to stockholders whose shares are registered in the name of a broker, bank or other nominee, and for which such stockholder has requested and obtained a valid proxy card, with a unique 16-digit control number, from their broker, bank or other nominee.
What is the difference between being a "record holder" and holding shares in "street name"?

A record holder (also called a "registered holder") holds shares in his or her name. Shares held in "street name" means that shares are held in the name of a broker, bank, or other nominee on the holder’s behalf.

What do I do if my shares are held in "street name"?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in "street name." The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your broker, bank or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present, online or by proxy, at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain, withhold or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are "broker non-votes"?

A "broker non-vote" occurs when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current stock exchange interpretations that govern broker non-votes, each of Proposal No. 1 for the election of directors, Proposal No. 3 for approval, on an advisory (non-binding) basis, of the compensation of our named executive officers and Proposal No. 4 for approval of an amendment to our Certificate of Incorporation to declassify the Board of Directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by telephone-you can vote by telephone by calling 1-800-690-6903 and following the instructions;

•	by Internet-you can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

•	by mail-you can vote by mail by signing, dating and mailing the paper proxy card, if you have requested and received one.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 17, 2020.
If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions on how to vote from the broker, bank or other holder of record. You must follow the instructions of such broker, bank or other holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to log in at www.virtualshareholdermeeting.com/BJ2020 using their 16-digit control number provided in the Notice and Access Card and in the instructions that accompany the proxy materials. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. If, for any reason, you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/BJ2020 and following the guest login instructions; you will not, however, be able to vote or ask questions. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/BJ2020.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting's start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
Submitting questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the Annual Meeting in accordance with the rules of conduct for the Annual Meeting that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The rules of conduct for the Annual Meeting will be available at www.virtualshareholdermeeting.com/BJ2020 during the Annual Meeting. Only stockholders who log in using their unique 16-digit control number, which appears on the Notice and Access Card and the instructions that accompany the proxy materials, will be able to ask questions at the Annual Meeting.

Availability of live webcast to team members and other constituents. The live audio webcast will be available to not only our stockholders, but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/BJ2020 and following the guest login instructions; they will not, however, be able to vote or ask questions.

Webcast replay of the Annual Meeting will be available until the sooner of June 17, 2021 or the date of the next annual meeting of stockholders to be held in 2021.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR each of the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

•	FOR the approval of an amendment to our Certificate of Incorporation to declassify the Board of Directors.

How many votes are required to approve each proposal?
The table below further summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of "Withhold," "Abstain" or Broker Non-Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Class II Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II directors.	"FOR ALL" "WITHHOLD ALL" "FOR ALL EXCEPT"	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		"FOR" "AGAINST" "ABSTAIN"	None(2)	Yes(4)

Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		"FOR" "AGAINST" "ABSTAIN"	None(2)	No(3)

Proposal No. 4: Approval of an amendment to our Certificate of Incorporation to declassify the Board of Directors.	The affirmative vote of the holders of at least two-thirds of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class.	"FOR" "AGAINST" "ABSTAIN"	Vote Against(5)	No(3)

(1)	Votes that are "withheld" and broker non-votes will have the same effect as an abstention and will not count as a vote "FOR" or "AGAINST" a director, because directors are elected by plurality voting.

(2)	A vote marked as an "Abstention" or a broker non-vote is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

(5)	Abstentions and broker non-votes, if any, will have the effect of a vote "AGAINST" this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?

Representatives of Broadridge Investor Communications Solutions, Inc. ("Broadridge") will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of Secretary at our corporate offices, provided such statement is received no later than June 17, 2020;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 17, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than June 17, 2020; or

•	voting online at the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance online (without further action) at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure
Our Certificate of Incorporation provides that the number of directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The Board currently consists of ten directors, with the terms of our Class II directors, Ms. Clark and Messrs. Kingsbury and Seiffer, expiring at the Annual Meeting. Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2022 Annual Meeting	Class II Director - Current Term Ending at 2020 Annual Meeting	Class III Director - Current Term Ending at 2021 Annual Meeting
Lee Delaney Michelle Gloeckler Christopher H. Peterson Judith L. Werthauser	Maile Clark Thomas A. Kingsbury Jonathan A. Seiffer	Christopher J. Baldwin Ken Parent Robert Steele
The Board appointed Ms. Clark and Mr. Kingsbury as Class II directors on September 19, 2019 and December 19, 2019, respectively, with Mr. Kingsbury’s appointment effective February 2, 2020. Ms. Clark and Mr. Kingsbury, Class II directors and nominees who have not previously stood for election, were both identified as potential candidates for election to the Board by members of our management. Based on an evaluation in accordance with our standard review process for director candidates and the recommendation of the nominating and corporate governance committee, the Board has nominated each of our current Class II directors to stand for election at the Annual Meeting, except for Mr. Seiffer, who informed us on April 14, 2020 of his intention not to stand for re-election as a member of the Board and to resign upon the expiration of his current term. Accordingly, Mr. Seiffer will not be standing for re-election as a member of the Board. Upon the expiration of Mr. Seiffer’s term as a Class II director at the Annual Meeting, the number of directors that will constitute our Board will be decreased from ten to nine. If elected by the stockholders at the Annual Meeting, Ms. Clark and Mr. Kingsbury will each serve for a term expiring at the annual meeting of stockholders to be held in 2023 (the "2023 Annual Meeting") and until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. See the section entitled "Corporate Governance-Director Nominations Process" below for more information regarding our standard review process for director candidates.

Each Class II director nominee is currently serving as a director of the Company. We have no reason to believe that any Class II director nominee will be unable or unwilling to serve, if elected. If, however, prior to the Annual Meeting, the Board of Directors should learn that any Class II director nominee is unable or unwilling to serve as a director for any reason, and if the Board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the Board. Alternatively, the persons named as proxies, at the Board’s discretion, may vote for that fewer number of nominees as results from the inability of any nominee to serve.

Our Certificate of Incorporation currently provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution otherwise. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

As discussed in greater detail in Proposal 4, the Board of Directors recently approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to provide for the phased declassification of the Board. If Proposal 4 is approved by the requisite vote of stockholders at the Annual Meeting, directors will be elected to one-year terms of office beginning at our 2021 annual meeting of stockholders, and, following our 2022 annual meeting of stockholders, the Board of Directors will be completely declassified and all directors will be subject to annual election to one-year terms beginning with the 2023 Annual Meeting.

Information About Class II Director Nominees and Continuing Directors
The following pages contain certain biographical information as of May 6, 2020 for each Class II director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each Class II director nominee and continuing director also sets forth specific experience, qualifications, attributes and skills, in addition to those set forth above that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring at the 2023 Annual Meeting

Class II Directors	Age	Served as a Director Since	Current Position with BJ’s
Maile Clark	46	2019	Director
Thomas A. Kingsbury	67	2020	Director

Maile Naylor, nee Clark (Maile Clark) has been a director of the Company since 2019. Ms. Clark spent twenty-five years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an Investment Officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Clark also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. Ms. Clark currently is a member of the Boston Ballet Board of Overseers. She holds a bachelor's degree in Finance from Boston University and is a CFA charter holder. We believe that Ms. Clark's experience in the investment management industry qualifies her to serve on the Board of Directors.
Thomas A. Kingsbury has been a director of the Company since 2020. Most recently, Mr. Kingsbury served as the President and Chief Executive Officer of Burlington Stores, Inc., an NYSE-listed retailer, from 2008 to September 2019. Mr. Kingsbury also served as a member of the board of directors of Burlington Stores, Inc. from 2008 until February 2020, as Chairman of the board of directors from May 2014 to September 2019 and as their Executive Chairman from September 2019 to February 2020. Prior to that, he was Senior Executive Vice President – Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation, an NYSE-listed operator of department store chains, from 2006 to 2008. Mr. Kingsbury also held various management positions with The May Department Stores Company, an operator of department store chains, including President and Chief Executive Officer of the Filene’s division. Mr. Kingsbury is a member of the board of directors of Tractor Supply Company. Mr. Kingsbury holds a bachelor's degree from the University of Wisconsin-Madison. We believe that Mr. Kingsbury's executive roles in the retail industry qualifies him to serve on the Board of Directors.

Class I Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders

Class I Directors	Age	Served as a Director Since	Current Position with BJ’s
Lee Delaney	48	2020	President and Chief Executive Officer, Director
Christopher H. Peterson	53	2018	Director
Judith L. Werthauser	54	2018	Director
Michelle Gloeckler	53	2019	Director

Lee Delaney has been a director of the Company since 2020 and currently serves as President and Chief Executive Officer of BJ’s Wholesale Club. Mr. Delaney joined BJ’s in May 2016 as Executive Vice President, Chief Growth Officer and was promoted to President in September 2019 and to Chief Executive Officer in February 2020. Prior to joining BJ’s, he was a partner in the Boston office of Bain & Company, a management consulting firm, from 1996 to May 2016. While at Bain & Company, Mr. Delaney advised clients on corporate strategy, created new market entry plans, supported client acquisitions and advised on large cost reduction programs. He has extensive experience with direct consumer and retail marketing. Before joining Bain & Company, he led consulting engagements for Electronic Data Systems, a multinational information technology equipment and services company, and Deloitte Consulting, a multinational professional services firm. Mr. Delaney attended business school at Carnegie Mellon University, earning an MBA with top honors. He is also a graduate of the University of Massachusetts where he received a bachelor's degree with a double major in computer science and mathematics. Mr. Delaney is also a member of the board of directors of PDC Brands Inc. We believe that Mr. Delaney's extensive experience with corporate strategy and direct consumer and retail marketing, as well as his ability to provide the Board with important information about the Company's business and operations as a result of his position as President and Chief Executive Officer, qualifies him to serve on the Board of Directors.
Christopher H. Peterson has been a director of the Company since 2018. Mr. Peterson is currently the Executive Vice President and Chief Financial Officer of Newell Brands, Inc., a consumer and commercial products producer, which he joined in December 2018. Prior to this role, he was Chief Operating Officer, Operations at Revlon, Inc., a beauty products retail company, where he led the global Supply Chain, Finance and IT functions from April 2017 to July 2018. From 2012 to May 2016, Mr. Peterson was at Ralph Lauren, an apparel manufacturing company, where he was recruited as Senior Vice President, Chief Financial Officer and later served as President, Global Brands, with responsibility for legal, corporate facilities, global real estate and corporate services. Prior to his time at Ralph Lauren, he spent 20 years at The Procter & Gamble Company, an NYSE-listed multinational consumer goods corporation, in various roles of increasing responsibility, the latest of which was Vice President and Chief Financial Officer, Global Household Care. Mr. Peterson has a bachelor's degree from Cornell University in Operations Research and Industrial Engineering. We believe that Mr. Peterson's experience in the consumer goods industry qualifies him to serve on the Board of Directors.
Judith L. Werthauser has been a director of the Company since 2018. Ms. Werthauser is Executive Vice President and Chief Experience Officer at Five Below, Inc., a Nasdaq-listed specialty retail company, which she joined in February 2019. She served as Executive Vice President, Chief People Officer at Domino’s Pizza, Inc., a restaurant chain, from January 2016 until February 2019. Prior to joining Domino’s, Ms. Werthauser was Senior Vice President of Human Resources at Target Corporation, a general merchandise retailer, from 2008 until September 2015, where she helped lead Target’s transformation from a traditional to an omnichannel retailer. Earlier in her career she was Senior Vice President of Human Resources for U.S. Bancorp, a bank holding company, in Minneapolis and held senior human resources positions at Marshall Field’s department stores. She holds a master’s degree in Organization Leadership and a bachelor’s degree in Industrial Psychology from the University of Minnesota. We believe that Ms. Werthauser's experience in the retail industry qualifies her to serve on the Board of Directors.

Michelle Gloeckler has been a director of the Company since 2019. Ms. Gloeckler is a former retail executive with more than thirty years of experience in retail, consumer-packaged goods, merchandising, sourcing, manufacturing and strategy. Most recently, she was the executive vice president, Chief Merchant for Academy Sports & Outdoors, a sporting goods retailer, from August 2016 to January 2019. Ms. Gloeckler served as Executive Vice President, Consumables, Health and Wellness at Walmart Inc., a NYSE-listed general merchandise retailer, from February 2009 to August 2016, where she led their health and wellness unit and US manufacturing initiative. Prior to that, Ms. Gloeckler held leadership roles at The Hershey Company, a global confectionary manufacturer. Ms. Gloeckler currently serves on the board of Benson Hill Biosystems, Inc., an agricultural technology company, and is a member of The University of Michigan Dean’s Advisory Council. She holds a bachelor's degree in Communication and Psychology from the University of Michigan. We believe that Ms. Gloeckler's experience in the retail industry qualifies her to serve on the Board of Directors.

Class III Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders

Class III Directors	Age	Served as a Director Since	Current Position with BJ’s
Christopher J. Baldwin	57	2018	Executive Chairman of the Board
Ken Parent	61	2011	Director
Robert Steele	64	2016	Lead Director

Christopher J. Baldwin has been our Executive Chairman of the Board since 2020. Mr. Baldwin joined BJ’s in September 2015 as President and Chief Operating Officer and director and subsequently was promoted to Chief Executive Officer in February 2016 and Chairman of the Board in 2018, both positions he held until February 2020. Prior to joining BJ’s, he was Chief Executive Officer of Hess Retail Corporation, a global independent energy company and spin-off of Hess Corporation, from 2010 to March 2015. Before joining Hess Retail Corporation, he held executive roles at Kraft Foods Group, Inc. (now The Kraft Heinz Company), a food and beverage company, from 2007 to 2010, and The Hershey Company, a global confectionary manufacturer, from 2004 to 2007. Earlier in his career, Mr. Baldwin also held various roles at Nabisco, a manufacturer of cookies and snacks, and The Procter & Gamble Company, a multinational consumer goods corporation. Mr. Baldwin is the Chairman of the National Retail Federation, the world’s largest retail trade association. Mr. Baldwin is also active in the community, serving as an executive board member at Harlem Lacrosse and Leadership, a school-based nonprofit that provides educational intervention, leadership training and lacrosse for at-risk youth. Mr. Baldwin graduated from Siena College in Loudonville, New York with a bachelor's degree in Economics. We believe that Mr. Baldwin's unique familiarity with our business and significant experience in the retail industry qualifies him to serve on the Board of Directors.
Ken Parent has been a director of the Company since 2011. Mr. Parent is President of Pilot Flying J, the largest travel center operator in North America. In this role, he oversees all company functions, including human resources, technology, finance, real estate and construction. Mr. Parent also leads strategic initiatives on behalf of Pilot Flying J. Prior to becoming President, he served as Executive Vice President, Chief Operating Officer of Pilot Flying J from 2013 to 2014. Prior to that, Mr. Parent served as Pilot Flying J's Senior Vice President of Operations, Marketing and Human Resources from 2001 to 2013 where he managed store and restaurant operations, marketing, sales, transportation and supply and distribution. Mr. Parent holds a Masters of Business Administration and a bachelor's degree in Marketing from San Diego State University. We believe that Mr. Parent's experience in the retail industry qualifies him to serve on the Board of Directors.
Robert Steele has been a director of the Company since 2016 and, in May 2019 was appointed to serve as our lead director. Mr. Steele is on an advisory board for CVC, a private equity and investment advisory firm. From 2007 to 2011, Mr. Steele served as Vice Chairman of Global Health and Well-Being at The Procter & Gamble Company, a multinational consumer goods corporation, retiring in 2011. Mr. Steele spent 35 years with The Procter & Gamble Company, where he served as Group President of Global Household Care, Group President of North America, VP North America home care and in a range of brand management and sales positions. Mr. Steele formerly served on the board of Kellogg Company from 2007 to 2012; the board of Beam Co. from 2012 to 2014; the board of Keurig Green Mountain, Inc. from 2013 to 2016; and as trustee of The St. Joseph Home for Handicapped Children from 1995 to 2012. He currently serves on the boards of directors of Newell Brands, Inc. and Berry Global Group, Inc. and previously served on the board of directors of LSI Industries, Inc. from July 2016 to June 2019. Mr. Steele holds a Masters of Business Administration from Cleveland State University and a bachelor's degree in Economics from the College of Wooster. We believe that Mr. Steele's experience serving on the boards of a number of large companies across various industries qualifies him to serve on the Board of Directors.
Board Recommendation
The Board of Directors unanimously recommends you vote FOR the election of each of Maile Clark and Thomas A. Kingsbury as a Class II director to hold office until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2020.
Although ratification is not required by our second amended and restated by-laws (the "Bylaws") or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the appointment, the audit committee will take that act into consideration, together with such other factors it deems relevant, in determining its next appointment of independent auditors. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The table below sets forth the aggregate fees billed to BJ’s for services related to fiscal year 2019 and the fiscal year ended February 2, 2019 ("fiscal year 2018"), respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees(1)	$3,037,997	$4,466,438
Audit-Related Fees	—	—
Tax Fees(2)	197,993	285,420
All Other Fees(3)	2,756	—
Total Fees	$3,238,746	$4,751,858

(1)
Audit Fees consisted of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. In fiscal year 2018, the fees included procedures related to the Company's initial public offering and secondary offerings and preparation for the Company's implementation of new leasing standards. In fiscal year 2019, the fees included procedures related to the Company’s secondary offerings.

(2)
Tax Fees consisted of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal and state tax compliance; tax planning and compliance work.

(3)	All Other Fees related to licenses for accounting research software.

Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by PricewaterhouseCoopers LLP in fiscal year 2019 and fiscal year 2018 were provided in accordance with our pre-approval policies and procedures, as applicable.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.
Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed periodically by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of "Corporate Governance-Audit Committee." Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management, the Company’s audited financial statements for fiscal year 2019. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2019 filed with the SEC.
Submitted by the audit committee of the Board of Directors:

Christopher H. Peterson (Chair)
Ken Parent
Robert Steele

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers (other than for Messrs. Baldwin and Delaney, whose biographies appear above under "Proposal No. 1 Election of Directors-Class III Directors Whose Terms Expires at the 2021 Annual Meeting of Stockholders" and "Proposal No. 1 Election of Directors-Class I Directors Whose Terms Expires at the 2022 Annual Meeting of Stockholders", respectively) as of May 6, 2020. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Christopher J. Baldwin	57	Executive Chairman	2020
Lee Delaney	48	President and Chief Executive Officer	2019 and 2020, respectively
Paul Cichocki	50	Executive Vice President, Membership, Analytics and Business Transformation	2020
Jeff Desroches	43	Executive Vice President, Club Operations Officer	2018
Robert W. Eddy	47	Executive Vice President, Chief Financial and Administrative Officer	2018
Scott Kessler	53	Executive Vice President, Chief Information Officer	2017
Brian Poulliot	45	Executive Vice President, Enterprise Analytics	2020
Laura L. Felice	38	Senior Vice President, Controller	2016
Graham Luce	50	Senior Vice President, General Counsel and Secretary	2015
Rafeh Masood	41	Senior Vice President, Chief Digital Officer	2017
Kristyn M. Sugrue	51	Senior Vice President, Treasurer	2017
William C. Werner	42	Senior Vice President, Strategic Planning and Investor Relations	2016
Paul Cichocki has served as our Executive Vice President, Membership, Analytics and Business Transformation since April 2020 and is responsible for the strategy and vision for the Company’s membership, marketing and analytics divisions. Prior to joining BJ’s, Mr. Cichocki most recently served as Partner at Bain & Company, a management consulting firm, from 2005 to April 2020, where he led Bain’s scale consulting delivery capabilities and was responsible for integrating and coordinating Bain’s consulting support and delivery organizations globally. He initially joined Bain & Company in 1997 as a consultant and spent more than twenty years serving clients across a range of industries, including retail, consumer products, financial services and food and beverage. Mr. Cichocki was also a member of Bain & Company’s Global Operating Committee from 2017 to 2020 and Investment Committee from 2019 to 2020. Prior to Bain & Company, Mr. Cichocki worked as an operating manager at Frito-Lay, a snack manufacturing division of PepsiCo., from 1991 to 1995. Mr. Cichocki attended Harvard Business School, where he earned a Masters of Business Administration with distinction. He is also a graduate from the University of Massachusetts, where he received a bachelor’s degree in operations management with high honors.

Jeff Desroches joined BJ's in 2001 and has served as our Executive Vice President, Club Operations Officer since April 2018. As Executive Vice President, Club Operations Officer, Mr. Desroches leads all operations, Club Team Members, Regional Field Staff, and policies and procedures at all of the Company’s clubs and fuel stations. Prior to that, Mr. Desroches held several positions at BJ's, including Regional Asset Protection Manager for the Metro New York market from 2001 to 2007, Vice President of Asset Protection from 2007 to 2010 and Senior Vice President of Supply Chain from 2010 until his promotion to his current role in April 2018. Prior to BJ’s, Mr. Desroches held various operational and warehousing roles at Service Merchandise Company, Inc., a retail chain, from 1993 to 2000 and Kmart Corporation, a discount department store chain, from 2000 to 2001. He holds a bachelor’s degree in Criminal Justice and Law Enforcement Administration from American Intercontinental University.
Robert W. Eddy joined BJ's in 2007 and has served as our Executive Vice President, Chief Financial and Administrative Officer since January 2018. As Executive Vice President, Chief Financial and Administrative Officer, he is responsible for the Company’s finance, risk management, real estate and human resources teams. He also leads the teams charged with procurement, asset protection, as well as the legal team. Mr. Eddy has held several positions at BJ's since joining in 2007, including serving as Senior Vice President, Finance from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 2011 to January 2018. Prior to joining BJ’s, Mr. Eddy served multinational manufacturing, technology, retail and consumer products companies as a member of the audit and business advisory practice of PricewaterhouseCoopers LLP, a multinational professional services firm, in Boston and San Francisco. From 2012 to 2017, Mr. Eddy chaired the Financial Executives Council of the National Retail Federation. He is also a member of the Board of Trustees of The Boston Children’s Hospital and is a member of the College Advisory Board for Babson College. Mr. Eddy is a graduate of Babson College in Wellesley, Massachusetts, and Phillips Academy in Andover, Massachusetts.

Scott Kessler has served as our Executive Vice President, Chief Information Officer since May 2017 and is responsible for information technology, including ensuring that the Company has the technology, systems and people in place to support the Company’s transformation. Prior to joining the Company, he was Executive Vice President, Chief Information Officer at Belk, Inc., a department store chain, from 2014 to October 2016, where he led efforts to strengthen the information technology systems, improve system operations and further define the omnichannel roadmap. Prior to that, Mr. Kessler was Senior Vice President, Products Technology at GSI Commerce, Inc., a technology and services company, from 2004 to 2013. Mr. Kessler holds a Masters of Business Administration and a bachelor’s degree from Fairleigh Dickenson University.
Brian Poulliot joined BJ's in 2010 and has served as our Executive Vice President, Enterprise Analytics since April 2020 and is responsible for building an integrated analytics team that will support many areas of the our business. His prior roles at BJ's include serving as Executive Vice President, Chief Membership Officer from October 2016 to April 2020, where he was responsible for overseeing all aspects of the Company’s membership programs, including acquisition, retention, engagement and analytics capabilities, as Senior Vice President, Strategic Planning & Analysis from 2012 to October 2016, during which time he oversaw corporate financial planning and analysis, strategic pricing, category profitability and site selection research for the Company, and as our Vice President of Financial Accounting and Reporting from 2010 to 2012. In 2006, Mr. Poulliot joined Thermo Fisher Scientific Inc., a NYSE-listed world leader in serving science, through the merger of Thermo Electron Corporation and Fisher Scientific International, Inc., which he joined in 2004. Mr. Poulliot graduated from Merrimack College in North Andover, Massachusetts in 1996 with a bachelor’s degree in Business Administration with a concentration in Accounting and earned his CPA license in 1999.
Laura L. Felice has served as our Senior Vice President, Controller since November 2016 and is responsible for the integrity of our financial records. Prior to joining BJ’s, Ms. Felice worked at Clarks Americas, Inc., a footwear chain, since 2008 in positions of increasing responsibility, including most recently as Senior Vice President of Finance from November 2015 to November 2016, where she led all aspects of commercial finance for the Americas region distribution channels. Additionally, Ms. Felice worked at PricewaterhouseCoopers LLP, a multinational professional services firm from 2003 to 2008. She holds a Master of Accounting and a bachelor’s degree with a double major in Finance and Accounting from Boston College. She is also a CPA.
Graham Luce has served as our Senior Vice President, General Counsel and Secretary since April 2015 and provides senior management with strategic advice on Company initiatives, complex business transactions and litigation, as well as counsel on all corporate governance related matters. He also serves as Secretary of the Company. Prior to joining the Company, Mr. Luce worked at Bain & Company, a management consulting firm, from 2000 to April 2015 and Goodwin Procter LLP, a global law firm, from 1995 to 2000. He holds a Juris Doctor from Boston University School of Law and bachelor’s degrees in Political Science and Electrical Engineering from Tufts University.
Rafeh Masood has served as our Senior Vice President, Chief Digital Officer since joining BJ's in May 2017 and is responsible for driving the Company’s vision and strategy for its e-commerce and omnichannel efforts. Previously, Mr. Masood served as Vice President, Customer Innovation Technology at Dick’s Sporting Goods, Inc., a sporting goods retailer, from 2013 to May 2017 and was responsible for digital platforms, enterprise architecture and driving innovation. Prior to that, he held positions of increasing responsibility at Sears Holdings Corporation, a department store chain, from 2010 to 2013. He holds a Masters of Business Administration and a bachelor’s degree in Information Systems from DePaul University.
Kristyn M. Sugrue joined BJ's in 2011 and has served as our Senior Vice President, Treasurer since February 2017. As Senior Vice President, Treasurer, Ms. Sugrue is responsible for managing the Company’s treasury functions, including the banking, risk management, insurance and tax groups. Previously, Ms. Sugrue served as our Vice President of Tax from 2011 to February 2017. Prior to joining BJ’s, Ms. Sugrue held various finance management positions from 1998 to 2011 at publicly traded companies, including Virtusa Corporation, an information technologies service company, Akamai Technologies, Inc., a content delivery network, and Staples, Inc., an office retail company, and was a member of the tax practice at both Ernst & Young LLP and Arthur Andersen LLP, both multinational professional services firms, in Boston from 1990 to 1998. She holds a bachelor’s degree in Accounting from Boston College and is a CPA.
William C. Werner joined BJ's in 2012 and has served as our Senior Vice President, Strategic Planning and Investor Relations since November 2016. Mr. Werner is responsible for building the Company’s strategic priorities to drive growth and investor relations. Previously, Mr. Werner served as our Senior Vice President, Finance from 2013 to November 2016 and as our Vice President, Accounting and Financial Reporting from 2012 to 2013. Prior to joining the Company, Mr. Werner was a Director in the Deals practice at PricewaterhouseCoopers LLP, a multinational professional services firm, from 2007 to 2012. He holds a bachelor’s degree with a double major in Mathematics and Accounting from the College of the Holy Cross and is a CPA.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the "Governance Documents" section of the "Corporate Governance" page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Conflict of interest
•	Executive sessions of directors	•	Board access to management
•	Board leadership structure	•	Board access to independent advisors
•	Director qualification standards	•	Board and committee self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management
Board Leadership Structure
Our Bylaws provide the Board of Directors with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. In addition, our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of the Board of Directors, if the chairperson of the Board is a member of management or does not otherwise qualify as an independent director, the independent members of the Board may appoint an independent director to serve as lead director.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company's size, industry, operations, history and culture. Accordingly, the Board, with the assistance of the nominating and corporate governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
Based on this assessment, effective as of February 2020, the Board of Directors separated the roles of Chief Executive Officer and Chairman of the Board and, as described in more detail below, also has a lead director. Currently, Mr. Baldwin serves as our Executive Chairman of the Board, Mr. Delaney serves as our Chief Executive Officer and Mr. Steele serves as our lead director. Mr. Steele was appointed lead director in May 2019 by the independent members then serving on the Board. The Board of Directors believes that this leadership structure best serves us and is appropriate given the needs of a company our size and the wide spectrum of issues we face because it (i) provides us with the continued benefits of the experience, knowledge and vision of Mr. Baldwin, who served as our Chief Executive Officer from February 2016 to February 2020 and as our Chairman of the Board from February 2018 to February 2020, as he transitions Chief Executive Officer responsibilities to Mr. Delaney and (ii) allows the Chief Executive Officer to focus his efforts on setting the strategic direction of the Company and providing day-to-day leadership of the Company while the Chairman of the Board focuses on presiding at meetings of the Board and overall planning and relations with directors. In addition, the Board of Directors expects the lead director role to continue to enhance and provide further assurances to our stockholders regarding the strong independent oversight exercised by the Board of Directors. As lead director, Mr. Steele presides over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of independent directors; approves Board meeting schedules and agendas; and acts as the liaison between the independent directors and the Chief Executive Officer and the Chairman of the Board.

Director Independence
Under our Corporate Governance Guidelines and the New York Stock Exchange (the "NYSE") rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules. The Board of Directors has affirmatively determined that each of our directors, other than Lee Delaney, our Chief Executive Officer, and Christopher J. Baldwin, our Executive Chairman of the Board of Directors, qualifies as independent under the applicable NYSE rules.
In arriving at the foregoing independence determinations, the Board of Directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. In making the director independence determinations regarding Mr. Peterson, the Board considered that he serves as an executive officer of Newell Brands, Inc., one of the Company’s vendors and from whom we purchase products in the ordinary course of business, on arm’s-length terms, in amounts and under other circumstances that the Board determined did not affect Mr. Peterson's independence. In 2019, the Company’s payments to Newell Brands, Inc. were less than 1.0% of Newell Brands Inc.'s net sales, and Mr. Peterson had no direct or indirect material interest in the sales Newell Brands, Inc. makes to the Company.
Board Committees
The Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michelle Gloeckler	—	—	X
Thomas A. Kingsbury	—	X	—
Ken Parent	X	—	—
Christopher H. Peterson	Chair	—	—
Jonathan A. Seiffer (1)	—	X	—
Robert Steele	X	—	—
Judith L. Werthauser	—	Chair	Chair

(1) Upon the expiration of Mr. Seiffer’s term as a Class II director at the Annual Meeting, he will cease to be a member of the compensation committee.

Audit Committee
Our audit committee is responsible for, among other things:

•	assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•	assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	engaging the independent registered public accounting firm;

•	overseeing the performance of our internal audit function and independent registered public accounting firm;

•	assisting with our compliance with legal and regulatory requirements in connection with the foregoing;

•	assisting the Board with its risk oversight; and

•	reviewing related party transactions.

Our audit committee currently consists of Messrs. Parent, Peterson and Steele, with Mr. Peterson serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. The Board of Directors has affirmatively determined that each of Messrs. Parent, Peterson and Steele qualifies as "independent" under the NYSE’s standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act") applicable to audit committee members. In addition, the Board of Directors has determined that Mr. Peterson qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•
reviewing and setting or making recommendations to the Board of Directors regarding the compensation of our other executive officers and overseeing an evaluation of the performance of other executive officers;

•	reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements or change-in-control agreements;

•	reviewing and making recommendations to the Board of Directors regarding director compensation;

•
reviewing and approving or making recommendations to the Board of Directors regarding our incentive compensation and equity-based plans and arrangements, and the granting of stock and other equity awards under such plans;

•	appointing and overseeing any compensation consultants;

•
reviewing and discussing the results of the most recent stockholder advisory vote on executive compensation and reviewing and recommending to the Board for approval the frequency with which the Company will conduct such votes, taking into account such results;

•	periodically considering the adoption of a policy for recovering incentive-based compensation from executive officers; and

•	periodically reviewing compensation policies and practices and assessing whether they are reasonably likely to have a material adverse effect on the Company by encouraging excessive risk-taking.
Our compensation committee currently consists of Messrs. Kingsbury and Seiffer and Ms. Werthauser, with Ms. Werthauser serving as chair. The Board of Directors has determined that each of Messrs. Kingsbury and Seiffer and Ms. Werthauser qualify as "independent" under NYSE’s heightened standards applicable to compensation committee members and each of Mr. Seiffer and Ms. Werthauser qualify as "non-employee directors" as defined in Section 16b-3 of the Exchange Act. Upon the expiration of Mr. Seiffer’s term as a Class II director at the Annual Meeting, he will cease to be a member of the compensation committee.
The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any consultant, counsel or advisor retained by the compensation committee.
Compensation Consultants
In accordance with its authority to retain consultants and advisors described above, the compensation committee engaged the services of Exequity, LLP ("Exequity"), a national compensation consulting firm, as its compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program.
All services related to executive compensation provided by Exequity during fiscal year 2019 were conducted under the direction or authority of the compensation committee, and all work performed by Exequity was pre-approved by the compensation committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Additionally, during fiscal year 2019, Exequity did not provide any services to us unrelated to executive and director compensation.

The compensation committee evaluated whether any work provided by Exequity raised any conflict of interest under applicable SEC or NYSE rules for services performed during fiscal year 2019 and determined that it did not.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee oversees and assists the Board of Directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, except where the Company is otherwise required to provide third parties with the right to designate directors;

•	recommending to the Board of Directors the nominees for election to the Board of Directors at annual meetings of our stockholders;

•	overseeing the annual self-evaluations of the Board of Directors and its committees; and

•	developing and recommending to the Board of Directors a set of corporate governance guidelines and principles.
Our nominating and corporate governance committee currently consists of Mses. Gloeckler and Werthauser, with Ms. Werthauser serving as chair. The Board has determined that each of Mses. Gloeckler and Werthauser qualifies as "independent" under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee.
Board and Board Committee Meetings and Attendance
During fiscal year 2019, the Board of Directors met four (4) times, the audit committee met five (5) times, the compensation committee met one (1) time and the nominating and corporate governance committee met four (4) times. During fiscal year 2019, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she was a director and (2) the total number of meetings for all committees of the Board of Directors on which he or she served during the periods that he or she served.
Executive Sessions
Our Corporate Governance Guidelines require that the Board hold executive sessions, which are meetings of the non-management members of the Board, at least twice per year, and that our independent directors meet in a private session that excludes management and any non-independent directors at least once per year. Currently, all of our non-management directors are also independent directors under the NYSE rules. In accordance with our Corporate Governance Guidelines, our independent directors meet at least twice a year in a private session that excludes members of management and Messrs. Baldwin and Delaney, as non-independent directors. Robert Steele, as lead director, presides at such sessions.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Eight of the nine members of our Board of Directors then serving attended the 2019 annual meeting of stockholders.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines.
Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. However, the Board recognizes the value of a diverse Board and thus has included diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, as factors that will be taken into consideration by the nominating and corporate governance committee when evaluating the suitability of, and recommending, candidates for election by stockholders, and by the Board in approving such candidates.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, BJ’s Wholesale Club Holdings, Inc., 25 Research Drive, Westborough, Massachusetts 01581. All recommendations for nominations received by the Secretary that satisfy our Bylaws' requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the heading "Stockholder Proposals and Director Nominations."
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes the key areas of risk and the appropriate mitigating factors for the Board. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Executive Chairman of the Board, succession planning discussions. The compensation committee periodically reviews the Company’s compensation policies and practices and assesses whether such policies and practices are reasonably likely to have a material adverse effect on the Company by encouraging excessive risk taking. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, the Board receives periodic detailed operating performance reviews from management.

Given its role in the risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the executives' management of the risks relating to our operations. Although there are different leadership structures that could allow the Board to effectively oversee the management of such risks, and while the Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the Board selected its current leadership structure over other potential alternatives. See the discussion under the heading "Board Leadership Structure" above for a discussion of why the Board has determined that its current leadership structure is appropriate.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the "Governance Documents" section of the "Corporate Governance" page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581.
Code of Business Ethics
We have adopted a code of business ethics (the "Code of Conduct") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Conduct is available under the "Governance Documents" section of the "Corporate Governance" page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8‑K.
Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted an insider trading compliance policy, which applies to all of our directors, officers and certain designated employees. The policy prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales, and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities and also prohibits the pledging of the Company’s securities as collateral to secure loans. None of our NEOs has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the Company.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with the Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. The Secretary will forward the communication to the appropriate director or directors.

Report of the Compensation Committee
The compensation committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for fiscal year 2019.
Submitted by the compensation committee of the Board of Directors:
Judith L. Werthauser (Chair)
Jonathan A. Seiffer
Thomas A. Kingsbury

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the "Summary Compensation Table" and the factors relevant to an analysis of these policies and decisions. Our named executive officers ("NEOs") for fiscal year 2019 are:

•	Christopher J. Baldwin, who served as Chairman and Chief Executive Officer ("CEO") and was our principal executive officer;

•	Robert W. Eddy, who served as Executive Vice President and Chief Financial and Administrative Officer and was our principal financial officer;
•Lee Delaney, who served as President and Chief Commercial Officer;
•Scott Kessler, who served as Executive Vice President, Chief Information Officer; and
•Brian Poulliot, who served as Executive Vice President, Chief Membership Officer.

On January 30, 2020, the compensation committee approved amendments to Mr. Delaney’s and Mr. Baldwin’s employment agreements in connection with their appointments as Chief Executive Officer and Executive Chairman of the Company, respectfully, each effective as of February 2, 2020. See "-Fiscal Year 2020 Compensation for Chief Executive Officer and Executive Chairman" below for more information regarding these appointments and the impact on each NEO’s compensation and benefits.
Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee arrived at specific compensation policies and decisions involving our NEOs during fiscal year 2019.
Each of the key elements of our executive compensation program is discussed in more detail below. Our compensation programs are designed to be flexible and complementary and to collectively serve the principles and objectives of our compensation and benefits programs.
Changes for 2020-Responding to Investor Feedback
At our 2019 annual meeting of stockholders, our stockholders voted on a non-binding, advisory resolution to approve the compensation that we paid to our named executive officers, as disclosed in our proxy statement for our 2019 annual meeting of stockholders, which we refer to as the "say-on-pay" proposal, and the say-on-pay proposal was approved with approximately 65% of the votes cast voting in favor. Although the say-on-pay proposal was approved with more than majority support, we subsequently engaged in extensive outreach efforts to our stockholders to better understand the views of our larger stockholders and the concerns of those of our stockholders who did not support our say-on-pay proposal. Following our 2019 annual meeting of stockholders, at the Board’s direction, we reached out by email and phone calls to our top 30 stockholders unaffiliated with our directors and executive officers representing more than 77% of our outstanding shares, to request meetings to discuss any issues or concerns they may have with our executive compensation program. Stockholders representing nearly 42% of our outstanding shares agreed to engage with us. For those that did not respond or agree to engage with us, we reached out to them again to request meetings. We also reviewed proxy advisory firm reports that discussed our say-on-pay proposal and made voting recommendations and consulted the publicly-available policies of our major stockholders to better understand their views on executive compensation.
In October and November 2019, Judy Werthauser, an independent director and Chair of the compensation committee, Graham Luce, General Counsel and Secretary, and Faten Freiha, Vice President of Investor Relations, collectively met by phone with stockholders representing nearly 42% of our outstanding shares. We provided an open forum to each shareholder to discuss and comment on any aspects of the Company’s executive compensation program. Overall, we received constructive feedback from the stockholders who engaged with us regarding the Company’s executive compensation program. The Company after this engagement with its stockholders, agreed to keep in contact with them, as well as the other stockholders who chose not to engage with the Company, in order to continue to receive whatever feedback they may have on the Company’s executive compensation program.

In addition, management and our investor relations team held many meetings and discussions with stockholders between the 2019 annual meeting of stockholders and the end of 2019. This effort supplemented the ongoing communications between our management and stockholders regarding the say-on-pay proposal, as well as the outreach to stockholders prior to and in connection with our 2019 annual meeting of stockholders, through various engagement channels, including direct meetings, analyst conferences and road shows. These meetings provided the compensation committee and the Board with valuable insights into our stockholders' perspectives on our executive compensation program and potential improvements to the program, as described below.
In addition, the compensation committee undertook a fresh review of our executive compensation program, with particular emphasis on our short-term and long-term incentive plans. Over the course of October 2019 to March 2020, with input from Exequity, its independent compensation consultant and management, the compensation committee conducted a comprehensive review of our compensation programs. The principle components of the 2019 executive compensation program for our named executive officers consisted of base salary, annual performance bonus based on EBITDA performance, and long-term incentives, comprising restricted stock and stock options granted in April 2019, prior to the stockholder vote. More detail on these compensation components is provided further herein.
The compensation committee refined the executive compensation program consistent with its ongoing efforts to ensure that our programs are optimally designed to reflect stockholder values, enhance the link between executive pay and company performance, respond to changing market practices and retain effective leaders who have a significant understanding of our business.

Say on Pay Vote

- The Company's Say on Pay Vote at its 2019 annual meeting of stockholders received the support of 65% of the total votes cast by our stockholders.
- The compensation committee met following the 2019 annual meeting of stockholders to evaluate the results.

Targeted Shareholder Engagement

- Management undertook an enhanced shareholder engagement effort, reaching out to our top 30 stockholders, representing more the 77% of our shares outstanding.
- During October and November of 2019, the chair of the compensation committee and members of management spoke with our largest stockholders, representing nearly 42% of our shares outstanding.

Compensation Committee Assessment

- The compensation commitee and management reviewed the feedback received by our stockholders and undertook a comprehensive review of our executive compensation program.

Compensation Committee Actions

- After considering the feedback provided by stockholders, the independent compensation consultant and management, the members of the compensation committee made several changes to our executive compensation program, as detailed below.

In response to investor feedback during 2019, the compensation committee made the following changes to the executive compensation program:

What We Heard	How We Responded
Stockholders expressed concern with the size and structure of the one-time awards made to our Chief Executive Officer and other named executive officers in connection with our initial public offering
These awards were considered one-time awards in recognition of our performance leading up to our initial public offering, were committed to in advance of our initial public offering and had been disclosed to investors in connection with our initial public offering. We have not made similar awards since our initial public offering, and currently we have no intention of doing so in the future.

Stockholders said they would prefer that a portion of long-term awards be performance-based	We adjusted our mix of long-term incentive awards for the April 2020 annual long-term incentive grants to NEOs to be 50% performance shares and 50% restricted stock awards.
Stockholders said they would prefer a three-year performance period for long-term awards
For performance share grants, the compensation committee approved a three-year cumulative adjusted earnings per share ("EPS") goal. Target performance is based on internal goals in line with our long-range plan and growth model, which the compensation committee believes is challenging. The compensation committee set a threshold cumulative adjusted EPS level of 85% of target. Below this threshold level of performance, no performance shares will vest. Maximum achievement corresponds with cumulative adjusted EPS of 110% of target. At the threshold level of performance, 50% of the performance shares granted will be eligible to vest. At target, 100% will be eligible to vest, and at maximum, 200% will be eligible to vest. For performance falling within the specified ranges, linear interpolation will be used to determine the number of performance shares eligible to vest.

Stockholders expressed differing views regarding the metrics in the long-term incentive plan, with some expressing a preference for a total shareholder return metric and other preferring a financial performance metric

The compensation committee considered various performance metrics, including relative total shareholder return. Ultimately, the compensation committee decided to use cumulative adjusted EPS growth based on the view that it provided the right balance between direct alignment with our stockholders and the use of a performance measure that most directly reflects the impact of our senior executive’s performance on our performance. In the process of approving this performance measure, the compensation committee reviewed practices of peer group companies with respect to their performance share programs, including performance metrics used and performance targets (including thresholds and maximum levels).

During our conversations with stockholders, we also heard feedback regarding corporate governance issues. In response to our stockholders, the Board agreed to submit a proposal to declassify the Board at the Annual Meeting. Please see the section entitled "Proposal No. 4 Approval of an Amendment to our Second Amended and Restated Certificate of Incorporation to Declassify the Board of Directors of the Company" for more information.
Key Compensation Practices
The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO
▲	Align our NEOs with our long-term investors by awarding a meaningful percentage of total compensation in the form of equity
▲	Grant annual cash incentive compensation based on pre-established company goals
▲	Have robust equity ownership guidelines for our directors and executive officers (for our CEO, 5.0x base salary)
▲	Adopted a clawback policy that allows for the recovery of previously paid incentive compensation in the event of a financial restatement.
▲	Engage an independent compensation consultant to advise the compensation committee

WHAT WE DON'T DO
X	Do not allow hedging or pledging of Company securities
X	Do not provide for "single trigger" payment of cash severance or acceleration of time-based equity
X	Do not provide for Section 280G excise tax gross-up payments
X	Do not encourage unnecessary or excessive risk taking as a result of our compensation policies
X	Do not allow for repricing of stock options without stockholder approval
Executive Compensation Philosophy and Objectives
Our executive team is critical to our success and to building value for our stockholders. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•	attract, engage and retain the best executives, with experience and managerial talent, enabling us to be an employer of choice in highly-competitive and dynamic industries;

•	align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success; and

•	ensure that our total compensation is fair, reasonable and competitive.
Roles of the Compensation Committee, Chief Executive Officer and Management in Compensation Decisions
>> Role of the Compensation Committee
The compensation committee oversees key aspects of the Company’s executive compensation programs, including, base salaries, annual incentive and long-term incentive awards, and perquisites or other benefits for the Company’s executive officers, including our NEOs. The compensation committee approves performance goals for awards granted under our incentive compensation programs. In making its decisions the compensation committee considers a variety of factors, including, but not limited to:

•	our view of the strategic importance of the position;

•
our evaluation of the competitive market based on the experience of the members of the compensation committee with other companies and market information we may receive from executive search firms retained by us;

•	our financial condition and available resources;

•	the length of service of an individual; and

•	the compensation levels of our other executive officers, each as of the time of the applicable compensation decision.
>> Role of the Chief Executive Officer and Management
The Chief Executive Officer and management manage the compensation programs based on the compensation committee’s decisions and directives. The Chief Executive Officer makes recommendations to the compensation committee regarding compensation of executive officers other than himself.
Engagement of Compensation Consultant
The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In fiscal year 2018, the compensation committee initially engaged Exequity, an independent national compensation consulting firm, to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program. The compensation committee continued to engage Exequity in fiscal year 2019 to provide these services. Exequity does not provide any services to us other than the services provided to the compensation committee. The compensation committee evaluated Exequity's independence and believes that Exequity does not have any conflicts of interest in advising the compensation committee under applicable SEC or NYSE rules.

Compensation Components
Our executive compensation program is designed to (i) attract, engage and retain the best executives, (ii) align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders, (iii) motivate and reward executives whose knowledge, skills and performance ensure our continued success; and (iv) ensure that our total compensation is fair, reasonable and competitive.
The principal components of our executive compensation program are designed to fulfill one or more of the principles and objectives described above. Compensation of our NEOs includes each of the following key elements:

Compensation Element	Form	Objectives
Base Salary (Fixed, short-term)	Cash	Provide market-competitive fixed cash compensation reflecting role, responsibility, experience and internal parity Attract and retain high-quality executives to drive our success
Annual Incentive Plan Awards (At-risk, short-term)	Cash	Drive Company and business unit results; align actual pay-out based on achievement of Company financial performance goals
Long-term Incentive Awards (At-risk, medium to long-term)	Restricted Stock Awards and Non-qualified Stock Options
Drive Company performance; align interest of executives with those of stockholders; promote executive retention

Annual restricted stock awards vest ratably over three years, subject to continued employment through such vesting dates

Annual non-qualified stock options vest ratably over three years, with a 10-year expiration from the date of grant, subject to continued employment through such vesting dates

Each of these elements fulfills one or more of the principles and objectives of our executive compensation program. We view each component of our executive compensation program as related but distinct, and we also regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. In addition, we have determined the appropriate level for each compensation component, which is based on our understanding of the competitive market the experience of members of the compensation committee, advice and information provided by Exequity, our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our overall performance, and other considerations the compensation committee considers relevant.

We offer cash compensation, in the form of base salaries, annual Company performance-based bonuses and, as circumstances warrant, discretionary individual performance-based bonuses, that we believe appropriately rewards our executive officers for their contributions to our business. When making awards, the compensation committee considers the Company’s financial and operational performance. A key component of our executive compensation program, however, is long-term equity incentive awards. We emphasize the use of long-term equity awards to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our stockholders.
Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation between currently-paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation program, each individual element, to a greater or lesser extent, serves each of our objectives.

Key Fiscal Year 2019 Compensation Decisions
The compensation committee generally approves annual compensation levels for NEOs in the first quarter of each fiscal year, though from time to time it may make adjustments to compensation at other times of the year. When determining base salaries, annual bonuses, long-term incentive awards, and other forms of compensation, the compensation committee takes into consideration a variety of information, including, but not limited to, data generated from the compensation practices of its peer group companies internal equity, an executive’s experience, knowledge of our business and the retail industry, scope of responsibility, corporate performance and individual performance. In particular, the compensation committee made the following key compensation decisions for fiscal year 2019:

•	Increased each NEO's base salary as further described in "Base Salary" below;

•	Increased each NEO's target annual cash incentive award under our annual incentive plan as further described in "Annual Incentive Plan Awards" below; and

•
Awarded equity in the form of non-qualified stock options and restricted stock, in amounts consistent with fiscal year 2018, but adjusted the weighting allocated to each type of award as further described in "-Long-Term Incentive Awards" and "-2019 Equity Compensation Awards" below.

Assessing Competitive Practice Through Peer Group Comparisons
To gain a general understanding of our current compensation practices, the compensation committee reviews the compensation of executives serving in similar positions at peer group companies. The external market data reviewed for fiscal year 2019 was provided by Exequity.
In reviewing and developing the peer group companies for fiscal year 2019, the compensation committee considered, at the recommendation of Exequity, industry, annual revenue, market capitalization, enterprise value, EBITDA and gross margin, among other factors for each company. With respect to its executive compensation program, the Company is positioned near the median of the peer group companies based on annual revenue and market capitalization. The peer group companies, along with other market data, used for benchmarking our executive compensation program for fiscal year 2019 was the same as the peer group companies for fiscal year 2018. The compensation committee reviews and develops the peer group companies annually with input from Exequity.

Fiscal Year 2019 Executive Compensation Peer Group Companies
Company Name	GICS Industry
Bed Bath & Beyond, Inc.	Home Furnishing Retail
Big Lots, Inc.	General Merchandise Stores
Burlington Stores, Inc.	Apparel Retail
Dick's Sporting Goods, Inc.	Specialty Stores
Dollar General Corporation	General Merchandise Stores
Dollar Tree, Inc.	General Merchandise Stores
Foot Locker, Inc.	Apparel Retail
Kohl's Corporation	Department Stores
The Michaels Companies, Inc.	Specialty Stores
PriceSmart, Inc.	Hypermarkets and Super Centers
Sprouts Farmers Market, Inc.	Food Retail
Target Corporation	General Merchandise Stores
The TJX Companies, Inc.	Apparel Retail
Williams-Sonoma, Inc.	Home Furnishing Retail

In fiscal year 2019, the compensation committee considered the pay practices and compensation levels of executives serving in similar positions at the peer group companies when it determined the base salary adjustments, the change in the target payout levels under our annual incentive plan and the size and mix of equity awards granted to our NEOs, each as described below.
Base Salary
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation.
The following table sets forth fiscal year 2019 and fiscal year 2018 annual base salaries for our NEOs:

Named Executive Officer(1)	Fiscal Year 2019 Base Salary	Fiscal Year 2018 Base Salary	Percentage Change
Christopher J. Baldwin	$1,350,000	$1,300,000	3.8%
Robert W. Eddy	775,000	725,000	6.9%
Lee Delaney(2)	900,000	750,000	20.0%
Scott Kessler	525,000	500,000	5.0%
Brian Poulliot	475,000	450,000	5.6%

(1)	Base salaries were effective as of April 1, 2019 for fiscal year 2019 and April 29, 2018 for fiscal year 2018, and have been annualized based on such increased amounts.
(2)
Mr. Delaney’s fiscal year 2019 base salary was adjusted to $900,000 per annum, effective September 1, 2019, in connection with his promotion as the Company’s President, and has been annualized based on such increased amount.

The base salaries of our executive officers, including our NEOs, are reviewed periodically by the compensation committee and our Chief Executive Officer (except with respect to his own base salary), and adjustments are made as deemed appropriate. In determining the amount of base salary that each NEO receives, we consider the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position and responsibilities as compared to those of other executives within the Company and in similar positions at the peer group companies.
The increases to the base salaries of our NEOs for fiscal year 2019 were designed to maintain each NEO’s base salary near the median of his counterparty within the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies. The additional increase in Mr. Delaney’s base salary was made based on a review of competitive market data for Presidents and to reflect his promotion to President and his responsibilities in that new role.
Annual Incentive Plan Awards
Our annual incentive plan, which became effective on January 29, 2017 (the "Annual Incentive Plan") is designed to reward participants, including our NEOs, for their contributions to the Company based on the achievement of a pre-established company financial metric, Adjusted EBITDA. We use Adjusted EBITDA, which we define as income from continuing operations before interest expense, net, provision (benefit) for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: compensatory payments related to options; stock-based compensation expense; pre-opening expenses; management fees; non-cash rent; strategic consulting; costs related to our IPO and the registered offerings by selling stockholders; club closing and impairment charges; reduction in force severance; gas profit outside of a specific collar and other adjustments as determined by the compensation committee, to set our performance target under the Annual Incentive Plan because we believe it is a key financial metric measuring the progress of our operational strategy. As each NEO’s performance contributes to this metric, we believe it provides a fair and objective basis on which to evaluate each NEO’s performance and to determine each NEO’s annual cash incentive award under the Annual Incentive Plan.

The compensation committee established minimum, target and maximum levels of performance for the Adjusted EBITDA goal shortly after the beginning of fiscal year 2019, based on an assessment of the operating landscape for fiscal year 2019, which may result in variations in these established levels from year to year. Overall the goals for Adjusted EBITDA for fiscal year 2019 were largely consistent with the prior year. Pursuant to these levels of performance, each NEO could earn 0%, 100% or 200%, respectively, of his target annual cash incentive award.

Additionally, the compensation committee established an aggregate target amount of the bonus pool for fiscal year 2019 for purposes of determining the impact on each NEO’s cash incentive award of Adjusted EBITDA for fiscal year 2019 being greater than or less than the target performance level (the "Target Bonus Pool"). To the extent Adjusted EBITDA for fiscal year 2019 exceeded the target performance level, then the amount of the actual bonus pool would equal the sum of (i) the Target Bonus Pool and (ii) one-third of the amount by which Adjusted EBITDA for fiscal year 2019 (without taking into account the reduction to Adjusted EBITDA resulting from cash incentive awards above the target awards amounts) exceeded the target performance level. If Adjusted EBITDA for fiscal year 2019 was less than the target performance level, then the amount of the actual bonus pool would be calculated by subtracting (i) an amount equal to one-half of the amount by which the target performance level exceeded Adjusted EBITDA for fiscal year 2019 (without taking into account the impact to Adjusted EBITDA resulting from cash incentive awards below the target awards amounts) from (ii) the Target Bonus Pool. The amount of each NEO’s annual cash incentive award, as a percentage of the target set for each NEO, is equal to the size of such actual bonus pool as a percentage of the Target Bonus Pool (up to a maximum of 200%).

The table below illustrates the relationship between Adjusted EBITDA for fiscal year 2019, cash incentive awards as a percentage of target performance and the size of the bonus pool, with interpolation applying for amounts between levels, as well as actual performance for fiscal year 2019, the percentage of target earned and the actual bonus pool.

	Adjusted EBITDA	Payout (%)	Bonus Pool
(dollars in millions)
Minimum	$553.0	0%	$0.0
Target	$590.0	100%	$35.6
Maximum	$664.0	200%	$71.2
Actual	$581.6	76.5%	$27.2

The compensation committee determined that Adjusted EBITDA for fiscal year 2019 was less than the target performance level. Accordingly, the total bonus pool was correspondingly decreased by 1/2 the amount by which the target performance exceeded actual Adjusted EBITDA for fiscal year 2019, which resulted in an achievement level of 76.5%.
Each NEO's target annual cash incentive award opportunity is expressed as a percentage of his or her base salary in effect at fiscal year-end and is based on peer group benchmark data and the scope of responsibility and impact the executive has on the Company's overall results. In fiscal year 2019, the compensation committee maintained each NEO's target payout percentage for his fiscal year 2019 award, other than the percentage for Mr. Delaney, which was increased in connection with his promotion as the Company’s President on September 1, 2019. Mr. Eddy’s target payout percentage was also increased in September 2019 to 110% of his base salary, effective for fiscal year 2020, in connection with other management promotions and our desire to continue to incentivize and retain Mr. Eddy.
Given the base salary increases, however, each NEO's target annual cash incentive award opportunity increased. These increases were intended to more closely align each NEO's potential annual total cash compensation with the median of the annual total cash compensation paid to executives with similar roles and responsibilities at the peer group companies.
The following table sets forth fiscal year 2019 target bonuses for each of our NEOs as a percentage of base salary, the percentage of target bonus earned for each NEO as a percentage of base salary and the cash incentive award amounts that were paid to each NEO for fiscal year 2019 based on the achievement of the Adjusted EBITDA goal described above.

Named Executive Officer	Annual Incentive Plan Target Bonus (as a % of base salary)(1)	Annual Incentive Plan Target Bonus ($)	Earned (as a % of base salary)	Cash Incentive Award Amount ($)(2)
Christopher J. Baldwin	150	2,025,000	114.7	1,549,125
Robert W. Eddy	100	775,000	76.5	592,875
Lee Delaney(3)	110	937,500	85.1	717,188
Scott Kessler	70	367,500	53.5	281,138
Brian Poulliot	70	332,500	53.5	254,363

(1)	Fiscal year 2019 was 52 weeks long. Each executive’s target bonus was a percentage of their base salary as of February 1, 2020, except for Mr. Delaney's as detailed in footnote 3 below.

(2)	Cash incentive award amounts earned for fiscal year 2020 were paid in March 2020.

(3)
Mr. Delaney's target annual incentive bonus was increased from 100% to 125% of his base salary, effective September 1, 2019, in connection with his promotion as the Company's President, and was based on a review of competitive market data for Presidents and to reflect his promotion to President and his responsibilities in that new role. Percentages and amounts included in the table above for Mr. Delaney have been prorated to reflect the increases to his target payout percentage and base salary for the period September 1, 2019 through the end of fiscal year 2019.

Long-Term Incentive Awards
For 2019, we used non-qualified stock options and restricted stock awards to motivate, reward and retain our executive officers in a manner that best aligned their interests with the interests of our stockholders. Our executive officers are only able to benefit from non-qualified stock options if the market price of our common stock increases relative to the option’s exercise price and changes in the value of restricted stock, both positive and negative, directly correspond to those experienced by our stockholders. Therefore, we believe that non-qualified stock options and restricted stock awards provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goals of increasing long-term stockholder value by tying the value of the awards to our future performance and by aligning executive officer compensation with the interests of our stockholders.
We currently sponsor the Fourth Amended and Restated 2011 Stock Option Plan of BJ's Wholesale Club Holdings, Inc. (f/k/a Beacon Holding Inc.), as amended (the "2011 Plan"), the 2012 Director Stock Option Plan of BJ's Wholesale Club Holdings, Inc. (f/k/a Beacon Holding Inc.), as amended (the "2012 Director Plan"), the BJ's Wholesale Club Holdings, Inc. 2018 Incentive Award Plan (the "2018 Plan") and the BJ's Wholesale Club Holdings, Inc. Employee Stock Purchase Plan (the "ESPP"). No further grants will be made under the 2011 Plan or the 2012 Director Plan, though existing awards remain outstanding. We adopted the 2018 Plan and the ESPP in connection with our initial public offering ("IPO"), and going forward, we may use stock options, restricted stock units, and other types of equity-based awards, as we deem appropriate, to offer our employees, including our NEOs, long-term equity incentives that align their interests with the long-term interests of our stockholders. Long-term incentive awards for fiscal year 2019 were granted pursuant to the 2018 Plan.
>> Equity Award Decisions
Historically, when determining the amount and terms of equity compensation awards we considered, among other things, market information provided by Exequity, individual performance history, job scope, function, title, outstanding and unvested equity awards and comparable awards granted to other executives at similar levels at the peer group companies. The compensation committee has also drawn upon the experience of its members in making such determinations.

Based on these considerations, the compensation committee determined not to increase the long-term incentive award amounts for the NEOs for fiscal year 2019. The compensation committee did, however, adjust the equity mix of the awards to increase the relative weighting of the restricted stock component of our long-term incentive awards to more closely align the incentives provided by these awards with the interest of our stockholders. Restricted stock awards provide the most direct alignment with our stockholders as changes in value of restricted stock awards, both positive and negative, directly correspond to those experienced by our stockholders. As a result, the compensation committee determined that it was appropriate for a significant majority of the value of the long-term incentive awards granted to the NEOs for fiscal year 2019 to consist of restricted stock. The following table sets forth the types of awards we granted, weighting (based on target value) allocated to each type of award for each of our NEOs and vesting terms of our long-term incentive compensation for fiscal year 2019:

Award Type for NEOs	Weighting	Vesting Terms
Non-qualified stock options	25%	Vest in three equal annual installments commencing on April 1, 2020, subject to continued employment through such dates.

Restricted stock	75%	Vest in three equal annual installments commencing on April 1, 2020, subject to continued employment through such dates.

The following table sets forth the stock option awards and restricted stock awards granted to each of our NEOs for fiscal 2019.
2019 Equity Compensation Awards

2019 Long-Term Equity Compensation Awards
	Option Awards (1)		Restricted Stock Awards
Name	($)	(# of shares)	($)	(# of shares)
Christopher J. Baldwin	1,687,500	183,490	5,062,500	183,490
Robert W. Eddy (2)	700,000	76,114	3,600,000	131,896
Lee Delaney	750,000	81,551	2,250,000	81,551
Scott Kessler	350,000	38,057	1,050,000	38,057
Brian Poulliot	350,000	38,057	1,050,000	38,057
(1) The number of options granted is based on the quotient of the dollar amount of the awards divided by the closing price of the Company’s common stock on the NYSE on the date of grant, divided by three. The grant date fair value of the award may differ from the dollar amount of the award.
(2) Mr. Eddy received an additional grant of 55,782 shares of restricted stock, with a grant date fair value of $1.5 million on September 16, 2019 in connection with other management promotions and our desire to continue to incentivize and retain Mr. Eddy. These shares are subject to vesting in equal installments on each of September 16, 2021 and 2022, subject to continued employment with, or service to, the Company or its subsidiaries through such dates.
2020 Executive Compensation Structure
Based on stockholder feedback received during 2019, we made significant changes to our executive compensation program, including adjusting our mix of long-term incentive awards to NEOs to be 50% performance shares and 50% restricted stock awards. For performance share grants, the compensation committee approved a three-year cumulative adjusted EPS goal, with the target performance level based on, and aligned with, our long-range plan and growth model, which the compensation committee believes is challenging. See "-Compensation Discussion and Analysis-Changes for 2020-Responding to Investor Feedback" for more information regarding changes to our 2020 executive compensation program.
Other Compensation Components
>> 401(k) Plan
We have established a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit, and contribute these amounts to the 401(k) plan. This plan provides for Company matching contributions of 50% of the first 6% of an employee’s covered compensation.
>> Executive Retirement Plan
We maintain an executive retirement plan (the “Executive Retirement Plan”) in which a select group of our management and highly compensated employees are eligible to participate. Participants are selected by the compensation committee and are entitled to company contributions within 60 days of fiscal year end under the plan (the "Annual Retirement Contribution") if they are actively employed by the Company on the last day of a plan year or if they are terminated prior to the end of the plan year due to (i) retirement on or after the attainment of age 55 or (ii) disability. Each year the Company makes an Annual Retirement Contribution to each participant under this plan with at least four years of credited service in an amount equal to at least 3% of the participant’s after-tax base salary earned for such year. For fiscal year 2019, we made a contribution of 5% of each NEO’s base salary, consistent with prior years. Annual Retirement Contributions to participants with at least four years of service are considered taxable income to the participants, and we make an additional tax gross-up contribution to each of these participants each year. For participants with less than four years of service by the end of the applicable plan year, the participant will accrue the right to an Annual Retirement Contribution each year, and, subject to continued employment, in the plan year in which the participant is first credited with four years of service, the Company will make an aggregate retirement contribution on behalf of the participant equal to the amount of the Annual Retirement Contribution for the applicable plan year and the previous three plan years (along with a tax gross-up contribution). Notwithstanding the foregoing, we have elected to make Annual Retirement Contributions on behalf of

Messrs. Delaney and Kessler, though they have not yet achieved four years of credited service. If the employment of Messrs. Delaney or Kessler is terminated prior to achieving four years of credited service, such officer will forfeit any Company contributions made under the plan. Tax gross up payments will be made to each of Messrs. Delaney and Kessler when each achieves four years of credited service. Upon a change of control, each participant with less than four years of credited service will become fully vested in any benefit accrued under the plan, and each participant will receive an Annual Retirement Contribution for the year in which the change of control occurs.

Participants generally may elect to invest their balance under the Executive Retirement Plan in a variety of different tax-deferred investment vehicles. However, the Company selects the investments with respect to Annual Retirement Contributions made on behalf of Messrs. Delaney and Kessler since they have not yet achieved four years of credited service.
>> Employee Benefits and Perquisites
Additional benefits received by our employees, including our NEOs, include medical and dental benefits, flexible spending accounts, short-term and long-term disability insurance and accidental death and dismemberment insurance. We also provide basic life insurance coverage to our employees, as well as executive life insurance to certain key executives, including our NEOs. Certain of our NEOs also receive a car allowance, and we reimburse certain financial counseling and estate planning expenses for certain executives, including our NEOs.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our NEOs will be approved and subject to periodic review by the compensation committee and we do not expect such perquisites to become a significant component of our compensation program.
>> Severance and Change in Control Benefits
We have entered into employment agreements with each of our NEOs. The material elements of these employment agreements are summarized below under "-Fiscal Year 2020 Compensation for Chief Executive Officer and Executive Chairman" and "-Employment Agreements and Potential Payments Upon Termination or Change in Control."
>> Executive Stock Ownership Guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our stockholders, our Board of Directors adopted Executive Stock Ownership Guidelines pursuant to which (i) our Chief Executive Officer is required to own equity in the Company equal to at least five times his annual base salary, (ii) each Executive Vice President is required to own equity in the Company equal to at least three times his or her annual base salary and (iii) each Senior Vice President is required to own equity in the Company equal to at least one times his or her annual base salary. Please see the disclosure under "-Director and Executive Stock Ownership Guidelines" for more information.
>> Anti-Hedging and Anti-Pledging Policy
None of our NEOs has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the Company. Additionally, our Board of Directors adopted an insider trading compliance policy, which applies to all of our directors, officers and certain designated employees. The policy prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities and also prohibits the pledging of the Company’s securities as collateral to secure loans.

>> Clawback Policy
We have adopted a clawback policy that allows the Company to recoup cash and equity incentive compensation paid to, earned by or granted to our executive officers during the three completed fiscal years preceding the publication of a restatement of the Company’s financial statements if the financial results that are the subject of a restatement had been materially misstated due to an act of embezzlement, fraud, intentional misconduct or breach of fiduciary duty by any of our executive officers. In such circumstances, the Company may recoup the amount of cash and equity incentive compensation that was paid, earned or granted as a result of the incorrectly reported financial results of the Company that were the subject of the restatement that would not have been paid, earned or granted, as applicable, if determined based on the financial results of the Company set forth or reflected in the Company’s restated financial statements. Our clawback policy applies to all incentive compensation approved or awarded on or after March 3, 2020.
Fiscal Year 2020 Compensation for Chief Executive Officer and Executive Chairman
>> Compensation of the New Chief Executive Officer
On January 30, 2020, the Company entered into an employment agreement with Mr. Delaney, in connection with his promotion to the office of President and Chief Executive Officer of the Company, effective February 2, 2020. Mr. Delaney also began serving as a Class I director of the Company on February 2, 2020. This employment agreement supersedes the previous employment agreement between Mr. Delaney and the Company. Pursuant to the terms of Mr. Delaney’s current employment agreement, he is entitled to an annual base salary of $1.2 million. Additionally, the compensation committee approved a fiscal year 2020 target annual cash incentive award opportunity equal to 150% of his annual base salary, and annual long-term incentive awards in the amount of $6.0 million, consisting of 50% performance-based restricted stock units and 50% restricted stock, for a target total direct compensation for fiscal year 2020 equal to $9.0 million.
In connection with Mr. Delaney’s promotion, the compensation committee also approved an award of performance-based restricted stock units to Mr. Delaney (the "Promotion Award") pursuant to the 2018 Plan. The Promotion Award is subject to certain performance-based vesting hurdles based on the aggregate earnings per share of the Company, as adjusted, during the fiscal years ending in 2021, 2022 and 2023 and is also subject to vesting based on continued employment, with one-third of the number of restricted stock units earned based on the achievement of the performance-based vesting hurdles vesting at the end of the fiscal years ending in 2023, 2024 and 2025, subject to continued employment through such dates. The Promotion Award is for a number of restricted stock units, at target, equal to $5,000,000 divided by the fair market value of the Company’s common stock on the grant date, with the number of restricted stock units that may be earned pursuant to the Promotion Award ranging from 50%-200% of the target amount. None of the restricted stock units will be earned if the minimum performance-based vesting hurdle is not achieved.
>> Compensation of the Executive Chairman
On January 30, 2020, the Company entered into an amendment to the employment agreement with Mr. Baldwin in connection with his transition to Executive Chairman of the Company, effective as of February 2, 2020. Pursuant to this amended employment agreement, Mr. Baldwin is entitled to an annual base salary of $1.35 million per year and a target annual cash incentive award opportunity equal to 150% of his annual base salary, which bonus will be prorated if Mr. Baldwin remains employed for less than a full fiscal year. At Mr. Baldwin's request he will not receive an equity award for fiscal year 2020. Mr. Baldwin also will be required to comply with the Company’s stock ownership and trading policies as such policies apply to the Company’s Chief Executive Officer while he is serving as Executive Chairman of the Company. Mr. Baldwin’s full-time employment with the Company will end on August 2, 2020, at which time the Board of Directors and Mr. Baldwin expect to determine the nature of Mr, Baldwin's future relationship with the Company.
Tax and Accounting Considerations
>> Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1 million paid in any taxable year to certain "covered employees." We expect to be eligible for transition relief from the Section 162(m) deduction limitation that should generally extend until our 2022 annual meeting of stockholders.

To the extent that this transition relief expires or is otherwise unavailable, we expect that the compensation committee will consider the potential future effects of Section 162(m) on the deductibility of executive compensation paid to our NEOs. As such, in approving the amount and form of compensation for our NEOs in the future, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). In appropriate circumstances, however, the compensation committee may implement programs that recognize a full range of criteria important to our success and to ensure that our executive officers are compensated in a manner consistent with our best interests and those of our stockholders, even where the compensation paid under such programs may not be deductible under Section 162(m) of the Internal Revenue Code.
>> Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.
>> Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.
>> Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as FASB No. 123(R)), or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table
The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by our NEOs for fiscal year 2019, fiscal year 2018 and fiscal year 2017 presented in accordance with SEC rules:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (6) ($)	Total ($)
Christopher J. Baldwin	2019	1,342,308	—		5,062,489	1,535,811	1,549,125	481,430	9,971,163
Chairman and Chief Executive Officer (4)	2018	1,230,769	—		35,458,808	3,134,752	2,203,500	28,935	42,056,764
	2017	1,019,231	—		—	—	1,129,308	9,266,311	11,414,850
Robert W. Eddy	2019	767,308	—		3,599,963	637,074	592,875	124,714	5,721,934
Executive Vice President, Chief Financial and Administrative Officer	2018	686,923	—		3,850,000	2,774,625	819,250	100,996	8,231,794
	2017	566,443	303,160	(5)	—	—	376,571	7,255,519	8,501,693
Lee Delaney (4)	2019	834,615			2,249,992	682,582	717,188	13,156	4,497,533
President, Chief Commercial Officer	2018	722,308			3,093,706	2,220,474	847,500	13,492	6,897,480
	2017	636,923	340,881	(5)	—	—	423,427	4,697,957	6,099,188
Scott Kessler	2019	521,154	—		1,049,993	318,537	281,138	15,023	2,185,845
Executive Vice President, Chief Information Officer	2018	490,385	—		2,887,500	693,656	395,500	3,746	4,470,787
Brian Poulliot	2019	471,154	—		1,049,993	318,537	254,363	69,989	2,164,036
Executive Vice President, Chief Membership Officer	2018	436,154	—		2,887,500	693,656	355,950	65,055	4,438,315
	2017	394,904	211,353	(5)	—	—	262,532	3,212,737	4,081,526

(1)	This amount reflects salary earned during the fiscal year, including any salary adjustments made during the fiscal year.

(2)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in the respective fiscal year computed in accordance with ASC Topic 718. Please see "-Compensation Discussion and Analysis-Tax and Accounting Considerations-Accounting for Stock-Based Compensation" for further information regarding the calculation of these awards. The assumptions made calculating the grant date fair value of the option awards granted in each respective year are found in Note 11 (Stock Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended February 1, 2020. The grant date fair value of the restricted stock awards granted during each respective year was calculated as the closing price per share of our common stock on the NYSE on the applicable date of grant multiplied by the number of shares granted. The value of the options and restricted stock awards granted to our NEOs for fiscal year 2019 is reflected in the Fiscal Year 2019 Grants of Plan-Based Awards table below.

(3)
Amounts reported reflect annual cash incentive awards earned by our NEO’s pursuant to our Annual Incentive Plan related to the respective year’s performance, which was paid in March of the following year. Please see "-Compensation Discussion and Analysis-Annual Incentive Plan Awards" for further information regarding the Annual Incentive Plan and our annual cash incentive awards.

(4)
Mr. Delaney was promoted to President, Chief Commercial Officer effective September 1, 2019. Prior to September 1, 2019, Mr. Delaney served as our Executive Vice President, Chief Commercial Officer and Mr. Baldwin served as our President. Mr. Delaney’s base salary was increased to $900,000, effective September 1, 2019.

(5)	This amount reflects one-time discretionary cash bonuses paid for extraordinary service in fiscal year 2017.

(6)	All Other Compensation for fiscal year 2019 includes:

Name	Executive Retirement Plan Company Contributions(a)	Tax Gross Ups(b)	Car Allowance	Employer 401(k) Matching Contributions(c)	Financial Planning	Executive Life Insurance Contributions	Other(d)	Total
Christopher J. Baldwin (e)	$253,727	$187,538	$—	$9,000	$17,737	$13,428	$—	$481,430
Robert W. Eddy	39,552	29,234	15,374	9,500	8,993	5,727	16,334	124,714
Lee Delaney	—	—	—	8,634	—	4,042	480	13,156
Scott Kessler	—	—	—	9,500	1,884	3,051	588	15,023
Brian Poulliot	24,286	16,600	15,374	8,981	1,619	2,541	588	69,989

(a)
We contribute to the Executive Retirement Plan for certain of our NEOs. This amount reflects the Company contribution to the Executive Retirement Plan. Under the Executive Retirement Plan, we fund annual retirement contributions of a certain percentage of the designated participant's base salary in contribution accounts, in which participants become vested after four fiscal years of service.

(b)	Amounts reflect tax gross-ups provided under our Executive Retirement Plan.

(c)
Our 401(k) plan provides for Company matching contributions of 50% of the first 6% of an employee’s covered compensation. Company matching contributions vest ratably over an employee’s first four years of employment.

(d)	Amount includes installation, service and monitoring costs of security alarms and private jet travel of $14,300 for Mr. Eddy.

(e)
Amounts included for Mr. Baldwin in the "Executive Retirement Plan Company Contributions" and "Tax Gross Ups" columns represent amounts accrued during his previous four years of credited service with the Company that vested in fiscal year 2019. Previously, these Company contributions and tax gross up amounts were not included in the Summary Compensation Table as compensation because Mr. Baldwin had not yet vested in these amounts and, accordingly, they were subject to forfeiture if Mr. Baldwin’s employment was terminated prior to achieving four years of credited service. For further information, please see "-Compensation Discussion and Analysis-Other Compensation Components-Executive Retirement Plan."

Grants of Plan-Based Awards in Fiscal Year 2019
The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2019:

Fiscal Year 2019 Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Date of Approval	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Baldwin			—	2,025,000	4,050,000
	04/01/2019	03/05/2019				183,490	(3)				5,062,489
	04/01/2019	03/05/2019						183,490	(5)	27.59	1,535,811
Robert W. Eddy			—	775,000	1,550,000
	04/01/2019	03/05/2019				76,114	(3)				2,099,985
	04/01/2019	03/05/2019						76,114	(5)	27.59	637,074
	09/16/2019	09/06/2019				55,782	(4)				1,499,978
Lee Delaney			—	937,500	1,875,000
	04/01/2019	03/05/2019				81,551	(3)				2,249,992
	04/01/2019	03/05/2019						81,551	(5)	27.59	682,582
Scott Kessler			—	367,500	735,000
	04/01/2019	03/05/2019				38,057	(3)				1,049,993
	04/01/2019	03/05/2019						38,057	(5)	27.59	318,537
Brian Poulliot			—	332,500	665,000
	04/01/2019	03/05/2019				38,057	(3)				1,049,993
	04/01/2019	03/05/2019						38,057	(5)	27.59	318,537

(1)
Reflects the possible payouts of annual cash incentive compensation pursuant to the Annual Incentive Plan. The actual amounts that were paid are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. See also, "-Compensation Discussion and Analysis-Annual Incentive Plan Awards".

(2)
Amounts represent the grant date fair value of each award granted in fiscal year 2019 computed in accordance with ASC Topic 718. Please see "-Compensation Discussion and Analysis-Tax and Accounting Considerations-Accounting for Stock-Based Compensation" for further information regarding the calculation of these awards.

(3)
Represents shares of restricted stock granted as incentive compensation for fiscal year 2019. The shares granted to the NEOs are subject to vesting in equal installments on each of April 1, 2020, 2021 and 2022, subject to continued employment through such dates.

(4)
Mr. Eddy received an additional grant of restricted stock on September 16, 2019 in connection with other management promotions and our desire to continue to incentivize and retain Mr. Eddy. These shares are subject to vesting in equal installments on each of September 16, 2021 and 2022, subject to continued employment through such dates.

(5)
Represents stock options granted as incentive compensation for fiscal year 2019. The stock options granted to the NEOs are subject to vesting in equal installments on each of April 1, 2020, 2021 and 2022, subject to continued employment through such dates.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Fiscal Year 2019 Grants of Plan-Based Awards table was paid or awarded, are described above under "-Compensation Discussion and Analysis."

In fiscal year 2019, we granted restricted stock awards and non-qualified stock option awards to each of our NEOs pursuant to the 2018 Plan, as described in the Fiscal Year 2019 Grants of Plan-Based Awards table. The vesting of each award is subject to acceleration and post-termination exercisability in connection with certain termination triggering events as described below under "-Employment Agreements and Potential Payments Upon Termination or Change in Control." To the extent we pay dividends in the future, dividends otherwise payable with respect to unvested shares of restricted stock will be retained by us and will only be paid if and when the underlying shares of restricted stock vest.

The terms of the employment agreements that we have entered into with our NEOs are described above under "Compensation Discuss and Analysis-Fiscal Year 2020 Compensation for Chief Executive Officer and Executive Chairman" and below under "-Employment Agreements and Potential Payments Upon Termination or Change in Control."

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity incentive plan awards held by our NEOs as of February 1, 2020:

	Outstanding Equity Awards at Fiscal Year-End 2019
	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Christopher J. Baldwin	157,500	—		5.72	09/08/2025	130,210	(4)	2,671,909
	440,047	—		5.72	03/24/2026	183,490	(5)	3,765,215
	195,311	390,624	(2)	17.00	06/27/2028
		183,490	(3)	27.59	04/01/2029
Robert W. Eddy	105,000	—		5.72	09/20/2026	76,114	(5)	1,561,859
	87,500	175,000	(2)	17.00	06/27/2028	55,782	(6)	1,144,647
	262,500	—		17.00	06/27/2028
		76,114	(3)	27.59	04/01/2029
Lee Delaney	346,502	—		5.72	05/09/2026	31,248	(4)	641,209
	72,602	—		5.72	09/20/2026	81,551	(5)	1,673,427
	46,874	93,749	(2)	17.00	06/27/2028
	281,253	—		17.00	06/27/2028
	—	81,551	(3)	27.59	04/01/2029
Scott Kessler	86,136	—		7.00	06/05/2027	43,750	(4)	897,750
	21,875	43,750	(2)	17.00	06/27/2028	38,057	(5)	780,930
	65,625	—		17.00	06/27/2028
	—	38,057	(3)	27.59	04/01/2029
Brian Poulliot	24,519	—		4.26	09/26/2022	43,750	(4)	897,750
	82,250	—		5.72	09/20/2026	38,057	(5)	780,930
	150,000	—		7.00	12/05/2026
	21,875	43,750	(2)	17.00	06/27/2028
	65,625	—		17.00	06/27/2028
	—	38,057	(3)	27.59	04/01/2029

(1)	Market values reflect the closing price of our common stock on the NYSE on January 31, 2020 (the last business day of fiscal year 2019), which was $20.52.

(2) Represents unexercisable portion of option awards granted for fiscal year 2018, with one-third having vested and become exercisable on June 27, 2019 and one-third scheduled to vest and become exercisable on each of June 27, 2020 and 2021, subject to continued employment with us through such dates.
(3) Represents unexercisable portion of option awards granted for fiscal year 2019, with one-third scheduled to vest and become exercisable on each of April 1, 2020, 2021 and 2022, subject to continued employment with us through such dates.

(4)
Represents unvested portion of restricted stock awards granted for fiscal year 2018, with one-third having vested on June 28, 2019 and one-third scheduled to vest on each of June 28, 2020 and 2021, subject to continued employment with us through such dates.

(5) Represents unvested portion of restricted stock awards granted for fiscal year 2019, with one-third scheduled to vest on each of April 1, 2020, 2021 and 2022, subject to continued employment with us through such dates.

(6)
Represents unvested portion of restricted stock awards granted for as a retention bonus, with one-half scheduled to vest on each of September 16, 2021 and 2022, subject to continued employment with us through such dates.

Fiscal Year 2019 Option Exercises and Stock Vested
The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our NEOs in fiscal year 2019 and the aggregate number of shares of restricted stock that vested in fiscal year 2019. The value realized on exercise is the product of (1) fair market value of a share of our common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying the exercised options. The value realized on vesting is the product of (i) the closing price of our common stock on the NYSE on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which sales were reported), multiplied by (ii) the number of shares vesting.

Fiscal Year 2019 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Christopher J. Baldwin	227,541	4,853,210	65,104	1,718,746
Robert W. Eddy	436,367	10,425,643	29,166	769,982
Lee Delaney	67,398	1,338,029	15,624	412,474
Scott Kessler	27,178	530,887	21,875	577,500
Brian Poulliot	93,756	2,029,598	21,875	577,500

(1)	Includes shares withheld to pay taxes on the restricted stock grant.
Employment Agreements and Potential Payments Upon Termination or Change in Control
The following section describes the employment agreements that we have with our NEOs as well as other severance or change in control arrangements or policies, including applicable terms of equity awards. The Company, in its discretion, may also decide to provide payments or benefits that are not specifically required to these agreements, arrangements or policies in connection with any particular termination or change in control.
Christopher J. Baldwin's Employment Agreement
On September 1, 2015, BJ’s Wholesale Club, Inc. and Beacon Holding Inc. entered into an employment agreement with Mr. Baldwin, which was amended on February 1, 2016 (the "Baldwin Employment Agreement"). Pursuant to the Baldwin Employment Agreement, prior to fiscal year 2020, Mr. Baldwin was entitled to a base salary of $1,000,000 per year, subject to periodic increase (but no decrease) from time to time as determined by the Board of Directors in its sole discretion, and an annual performance-based cash bonus with a target bonus opportunity equal to 100% of his annual base salary, payable based on goals established by the Board of Directors in its sole discretion. Pursuant to the Baldwin Employment Agreement, Mr. Baldwin is also subject to 12-month post-termination non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant.

Pursuant to the terms of the Baldwin Employment Agreement, the Company had certain obligations that would have become due in the event of termination. If Mr. Baldwin’s employment was terminated by the Company without cause (as defined in the Baldwin Employment Agreement) or by Mr. Baldwin for good reason (as defined in the Baldwin Employment Agreement), then in addition to any accrued amounts, subject to Mr. Baldwin entering into a binding and irrevocable release of claims and Mr. Baldwin’s continued compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, Mr. Baldwin would have been eligible to receive (i) an amount equal to the sum of (a) his base salary for a period of 12 months after termination and (b) his target annual cash bonus, payable in substantially equal installments in such manner and at such times as Mr. Baldwin’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following the occurrence of a change in control, such amount will be paid in a single lump sum); (ii) an amount equal to the difference between Mr. Baldwin’s actual Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") premium costs and the amount Mr. Baldwin would have paid had he continued coverage as an employee under the Company’s applicable health plans for up to twelve months, subject to earlier termination in specified instances, (iii) if such termination had occurred on or after July 1st of a fiscal year, a pro rata portion of the annual cash bonus to which Mr. Baldwin would have been entitled had he remained employed by the Company until the end of the fiscal year, and (iv) any other payments or benefits arising from Mr. Baldwin’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, Mr. Baldwin is eligible to receive, subject to the execution of a release of claims, (i) the annual cash bonus he would have been entitled to receive had he remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from Mr. Baldwin’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
On January 30, 2020, the Company entered into an amendment to the Baldwin Employment Agreement with Mr. Baldwin in connection with his transition to Executive Chairman of the Company, effective as of February 2, 2020. Pursuant to this amendment, for fiscal year 2020, Mr. Baldwin is entitled to an annual base salary of $1.35 million per year and a target annual cash incentive award opportunity equal to 150% of his annual base salary, which bonus will be prorated if Mr. Baldwin remains employed for less than a full fiscal year. Mr. Baldwin is not entitled to an equity award for fiscal year 2020. The Baldwin Employment Agreement, as amended, terminates on August 2, 2020, unless otherwise agreed. The amendment to the Baldwin Employment Agreement also eliminates the severance benefits that had previously been provided in the Baldwin Employment Agreement in the event of a termination of Mr. Baldwin’s employment by us without cause or by Mr. Baldwin for good reason on or subsequent to February 2, 2020.
Robert W. Eddy, Lee Delaney, Scott Kessler and Brian Poulliot Employment Agreements
BJ’s Wholesale Club, Inc. has entered into employment agreements with each of Mr. Eddy, dated as of January 30, 2011; Mr. Delaney, dated as of December 6, 2018; Mr. Kessler, dated as of May 30, 2017; and Mr. Poulliot, dated as of December 6, 2018. The initial term of Mr. Eddy’s employment agreement was for a period of five years, ending on January 30, 2016, after which he was to remain employed by the Company subject to the termination provisions of his agreement; none of Messrs. Delaney’s, Kessler’s, or Poulliot’s employment agreements specified a term of employment. The annual base salaries initially established in the respective employment agreements for Messrs. Eddy, Delaney, Kessler and Poulliot were $560,000, $600,000, $450,000 and $375,000, respectively. Each of the executives is also subject to 24-month post-termination non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant.
Pursuant to each employment agreement, the Company has certain obligations that become due in the event of termination. If any of the executives are terminated by the Company without cause (as defined in the applicable employment agreement), then in addition to any accrued amounts, subject to the executive entering into a binding and irrevocable release of claims and the executive’s continued compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, each executive is entitled to receive (i) a continuation of his base salary for a period of 24 months after termination, (ii) an amount equal to the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for up to 24 months, subject to earlier termination in specified instances, (iii) a pro rata portion of any amounts the executive would have been entitled to receive under the Company’s annual incentive plan had he remained employed by the Company until the end of the fiscal year during which termination occurred and (iv) any other payments or benefits arising from the executive’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, subject to the execution of a release of claims, each of the executives is eligible to receive (i) the annual cash bonus the executive would have been entitled to receive had he remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from the executive’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.

On January 30, 2020, the Company entered into an employment agreement with Mr. Delaney, in connection with his promotion to the office of President and Chief Executive Officer of the Company, effective February 2, 2020, which superseded his previous employment agreement described above. Pursuant to the terms of Mr. Delaney’s current employment agreement, he is entitled to an annual base salary of $1.2 million. Additionally, the compensation committee approved a fiscal year 2020 target annual cash incentive award opportunity equal to 150% of his annual base salary, and annual long-term incentive awards in the amount of $6.0 million, consisting of 50% performance-based restricted stock units and 50% restricted stock, for a target total direct compensation for fiscal year 2020 equal to $9.0 million. In connection with Mr. Delaney’s promotion, the compensation committee also approved an award of performance-based restricted stock units to Mr. Delaney pursuant to the 2018 Plan for a number of restricted stock units, at target, equal to $5,000,000 divided by the fair market value of the Company’s common stock on the grant date. See "-Compensation Discussion and Analysis-Fiscal Year 2020 Compensation for Chief Executive Officer and Executive Chairman-Compensation of the New Chief Executive Officer" for a description of this award. The current employment agreement also provides that on or after February 2, 2020, to the extent Mr. Delaney’s employment is terminated without cause (as defined in such employment agreement), he is entitled to receive, in addition to any accrued amounts, subject to his entering into a binding and irrevocable release of claims and his continue compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, (i) an amount equal to the sum of (a) his base salary for a period of 12 months after termination and (b) his target annual cash bonus, payable in substantially equal installments in such manner and at such times as Mr. Delaney’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following the occurrence of a change in control, such amount will be paid in a single lump sum); (ii) an amount equal to the difference between Mr. Delaney’s actual COBRA premium costs and the amount he would have paid had he continued coverage as an employee under the Company’s applicable health plans for up to 12 months, subject to earlier termination in specified instances, (iii) if such termination had occurred on or after July 1st of a fiscal year, a pro rata portion of the annual cash bonus to which Mr. Delaney would have been entitled had he remained employed by the Company until the end of the fiscal year, and (iv) any other payments or benefits arising from Mr. Delaney’s participation in other Company plans to the extent such plans provide for post-termination employment benefits. The current employment agreement also includes provisions regarding termination due to death or disability that are the same as those contained in Mr. Delaney’s prior employment agreement.
Equity Awards
Generally, the terms of our 2018 Plan and the applicable award agreements entered into with our NEOs provide that, as of the date of an NEO’s termination of employment, unvested options and shares of restricted stock will automatically be forfeited, cancelled or repurchased, as applicable. In the event of a change in control, as defined in the 2018 Plan, any outstanding awards granted under the 2018 Plan (other than those subject to performance-based vesting) will continue in effect or be assumed or substituted by the successor of the Company or the Company, if the surviving entity, unless the compensation committee elects to (i) terminate such awards in exchange for cash, rights or property, or (ii) cause such awards to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control. Any awards subject to performance-based vesting terms will be treated as provided in the applicable award agreement or as determined by the compensation committee (or its successor) within its sole discretion. However, if the applicable NEO’s employment is terminated without cause (as such term is defined in the sole discretion of the compensation committee or set forth in the applicable award agreement) upon or within the 24 month period following a change in control, then the vesting of any awards that were continued, assumed or substituted will accelerate and the NEO will become fully vested in such awards. In the event of termination of employment with us, vested stock options granted under our 2018 Plan that would otherwise remain exercisable generally cease to be exercisable three months or 90 days after termination of employment. In the event of termination of employment with us, vested stock options under the 2011 Plan that would otherwise remain exercisable generally cease to be exercisable 90 days after termination of employment or, in the event of a termination due to death or disability, one year after termination of employment. All unexercised stock options are immediately forfeited in the event of a termination of employment for cause.
Annual Incentive Plan
Pursuant to the terms of the Annual Incentive Plan, if a participant’s employment is terminated during a fiscal year due to death, retirement on or after age 65 or retirement on or after age 55 with a minimum of ten years of service, then the participant is entitled to a pro rata portion of the annual cash bonus to which the participant would have been entitled for that fiscal year under the Annual Incentive Plan had the participant remained employed by the Company until the end of the fiscal year.
Summary of Potential Payments Upon a Termination or Change in Control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of a qualifying termination of employment or change in control, assuming that each NEO’s termination of employment with the Company or a change in control occurred on February 1, 2020. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees.

Each of the payments below are subject to the NEOs compliance with certain restrictive covenants including, but not limited, to non-solicits and non-competes as provided in their respective employment agreements.

Name	Benefit	Termination Without Cause or for Good Reason, as applicable	Termination Due to Death or Disability	Change in Control	Qualifying Termination Without Cause or for Good Reason, as applicable, in Connection With a Change in Control
Christopher J. Baldwin	Severance Benefit(1)	$3,375,000	$—	$—	$3,375,000
	Continuation of Health Benefits(2)	19,166	—	—	19,166
	Value of Accelerated Stock Options and Restricted Stock(3)	—	—	—	7,812,120
	Annual Bonus(4)	—	—	—	—
	Other(7)	—	—	—	—
Robert W. Eddy	Severance Benefit(5)	1,550,000	—	—	1,550,000
	Continuation of Health Benefits(6)	38,332	—	—	38,332
	Value of Accelerated Stock Options and Restricted Stock(3)	—	—	—	4,519,520
	Annual Bonus(4)	—	—	—	—
	Other(7)	—	—	—	65,563
Lee Delaney	Severance Benefit(5)	1,800,000	—	—	1,800,000
	Continuation of Health Benefits(6)	38,332	—	—	38,332
	Value of Accelerated Stock Options and Restricted Stock(3)	—	—	—	2,644,632
	Annual Bonus(4)	—	—	—	—
	Other(7)	—	3,481	236,342	236,342
Scott Kessler	Severance Benefit(5)	1,050,000	—	—	1,050,000
	Continuation of Health Benefits(6)	38,332	—	—	38,332
	Value of Accelerated Stock Options and Restricted Stock(3)	—	—	—	1,832,680
	Annual Bonus(4)	—	—	—	—
	Other(7)	—	4,205	117,864	117,864
Brian Poulliot	Severance Benefit(5)	950,000	—	—	950,000
	Continuation of Health Benefits(6)	38,332	—	—	38,332
	Value of Accelerated Stock Options and Restricted Stock(3)	—	—	—	1,832,680
	Annual Bonus(4)	—	—	—	—
	Other(7)	—	—	—	—

(1)
Such amount includes twelve months’ base salary and the executive’s target annual cash bonus, payable in substantially equal installments for twelve months after termination and in a single lump sum in respect of a qualifying termination occurring on or following a change in control. This amount is also payable upon Mr. Baldwin's resignation for good reason as defined in the Baldwin Employment Agreement.

(2)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for twelve months. This amount is also payable upon a termination by Mr. Baldwin for good reason as defined in the Baldwin Employment Agreement.

(3)
Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $20.52, the closing price of our common stock on the NYSE on January 31, 2020 (the last trading day prior to February 1, 2020), and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $20.52.

(4)	No amounts are shown because the executives already were fully vested in their annual cash bonuses on February 1, 2020.

(5)	Such amount includes 24 months’ base salary, payable in substantially equal installments for 24 months after termination.

(6)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for twenty-four months.

(7)
For Messrs. Delaney and Kessler, (i) the amount in the column relating to a change in control represents the value of all unvested amounts previously contributed under the Executive Retirement Plan for such executive, all of which would vest upon a change in control, plus the tax gross-up payment that would be made upon vesting and (ii) the amount in the column relating to termination due to death or disability represents the value all unvested balances in such executive’s account under the Company’s 401(k) plan that would vest in such event. Generally, under the Company’s 401(k) plan, participants vest in amounts attributable to the Company’s matching contributions based on their years of service with the Company, with 25% vesting for each year of service and participants with four or more years of service being fully vested. Participants not otherwise fully vested, will fully vest upon a termination due to death or disability or if they remain employed by the Company at the time they reach age of 65.

Compensation Risks
We monitor our compensation policies and practices for our employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, our review focuses primarily on our executive compensation policies and practices. We believe that the risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us primarily because of the following reasons:

•	vesting schedules for restricted stock and non-qualified stock options cause management to have a significant amount of unvested awards at any given time;

•	our executive compensation program has a meaningful focus on long-term equity compensation;

•
short-term or annual incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance and annual cash incentive compensation is based on pre-established Company financial metrics;

•
we have a clawback policy that will allow us to recoup incentive compensation in the event of a restatement or material miscalculation that resulted from fraud or other intentional misconduct by one of our executive officers;

•	our compensation levels and opportunities are in line with appropriate competitive practice; and

•	our executives and directors are expected to maintain an ownership interest in the Company, which created an alignment of their interests with those of our stockholders.
Director and Executive Stock Ownership Guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our stockholders, our Board of Directors adopted Director Stock Ownership Guidelines and Executive Stock Ownership Guidelines pursuant to which the following persons are expected to own equity in the Company with the following aggregate market values:

Position	Stock Ownership Guidelines
Chief Executive Officer	5x annual base salary
Executive Vice President	3x annual base salary
Senior Vice President	1x annual base salary
Non-Employee Director	5x annual cash retainer, excluding committee retainers or retains paid for service as lead director
Our non-employee directors and our executive officers are expected to attain compliance with these ownership guidelines by the fifth anniversary of our IPO, if serving as a non-employee director or executive officer at the time of our IPO, or by the fifth anniversary of their appointment or election, in the case of a non-employee director, or their hire or promotion date, in the case of an executive officer. Thereafter, non-employee directors and executive officers are required to certify as to his or her compliance with these ownership guidelines at least once each year.

2019 CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, the Company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for our 2019 fiscal year:

•	The total annual compensation of our CEO was $9,971,163, as disclosed in the "Summary Compensation Table".

•	The annual total compensation of our median employee was $18,393.

•	The ratio of the total annual compensation of our CEO to the annual total compensation of our median employee was 542 to 1.

We identified the median employee for our fiscal year 2019 pay ratio using the methodology and the following material assumptions. To identify the median of the total annual compensation of our active employees as of February 1, 2020, we used total wages from our payroll records for the period from February 3, 2019 (the first day of our 2019 fiscal year) through February 1, 2020 (the last day of our 2019 fiscal year). We included any full-time, part-time, temporary or seasonal employees but excluded our CEO. We did not annualize compensation for any full-time or part-time permanent employees who were employed on February 1, 2020 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.
We determined the annual total compensation for fiscal year 2019 of our median employee (who was calculated to be a part-time employee) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

DIRECTOR COMPENSATION
Director Compensation
Our non-employee director compensation is intended to attract, retain and appropriately compensate highly qualified individuals to serve on the Board of Directors. The Board of Directors and/or the compensation committee review our non-employee director compensation policy annually. The Board of Directors is responsible for approving the compensation of our non-employee directors, provided that the compensation committee may make recommendations to the Board of Directors with respect to non-employee director compensation. For fiscal year 2019, no changes were made to our non-employee director compensation policy.
The following table sets forth information concerning the compensation of our non-employee directors during fiscal year 2019. Mr. Baldwin was an employee of the Company during fiscal year 2019 and, therefore, did not receive compensation for his service as a director. His compensation is fully reflected in the Summary Compensation Table. Mr. Kingsbury was appointed to the Board of Directors effective as of February 2, 2020 and, therefore, did not receive any compensation during fiscal year 2019.

Fiscal Year 2019 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Cameron Breitner (2)	—	—	—
Nishad Chande (3)	—	—	—
Maile Clark (4)	24,022	105,073	129,095
J. Kristopher Galashan (3)	—	—	—
Michelle Gloeckler (4)	26,141	105,073	131,214
Lars Haegg (3)	—	—	—
Ken Parent	97,500	139,988	237,488
Christopher H. Peterson	110,000	139,988	249,988
Jonathan A. Seiffer (5)	—	—	—
Robert Steele	127,033	139,988	267,021
Judith L. Werthauser	94,891	139,988	234,879

(1)
Amounts set forth represent the aggregate grant date fair value of awards granted in fiscal year 2019, calculated as the closing price of our common stock on the NYSE on the grant date multiplied by the number of units granted, in accordance with ASC Topic 718. Please see "Executive Compensation-Compensation Discuss and Analysis-Tax and Accounting Considerations-Accounting for Stock-Based Compensation" for further information. Our non-employee directors had the following unvested equity awards outstanding as of the end of fiscal year 2019: Ms. Clark - 4,015 restricted stock units; Ms. Gloeckler - 4,015 restricted stock units; Mr. Parent - 5,447 restricted stock units; Mr. Peterson - 5,447 restricted stock units; Mr. Steele - 5,447 restricted stock units and 6,300 stock options; and Ms. Werthauser - 5,447 restricted stock units. Except as otherwise indicated in this footnote, none of our non-employee directors held any outstanding options in the Company as of the end of fiscal year 2019.

(2)
Mr. Breitner served on the Board of Directors for the entirety of fiscal year 2019 and subsequently resigned from the Board of Directors effective as of February 2, 2020. Mr. Breitner is an affiliate of investment funds affiliated with or advised by CVC Capital Partners and Leonard Green (the "Sponsors") and did not receive any compensation from the Company for his service as a non-employee director.

(3)
Messrs. Chande, Galashan and Haegg resigned from the Board of Directors effective as of September 19, 2019. Messrs. Chande, Galashan and Haegg are affiliates of investment funds affiliated with or advised by the Sponsors and did not receive any compensation from us for their service as non-employee directors.

(4)	Represents fees earned from September 19, 2019, the date of Mses. Clark and Gloeckner's appointment to the Board of Directors, with respect to their service as a non-employee director.

(5)	Mr. Seiffer is an affiliate of investment funds affiliated with or advised by the Sponsors and did not receive any compensation from the Company for his service as a non-employee director.

Narrative Disclosure to Director Compensation Table
Pursuant to our Non-Employee Director Compensation Policy, each non-employee director will receive a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member in the following amounts:

Annual Retainer
Board of Directors:
All non-employee directors	$85,000
Additional retainer for lead director	$30,000
Audit Committee:
Chair	$25,000
Members (other than the Chair)	$12,500
Compensation Committee:
Chair	$20,000
Members (other than the Chair)	$10,000
Nominating and Corporate Governance Committee:
Chair	$15,000
Members (other than the Chair)	$7,500

The annual retainers are earned on a quarterly basis based on a calendar quarter and are paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a non-employee director does not serve as a director or in the applicable committee or board positions for an entire calendar quarter, such director will receive a prorated portion of the applicable retainers otherwise payable to such director for such calendar quarter. We also reimburse our non-employee directors for any travel or other business expenses related to their service as a director.

In addition to the annual cash retainers, each non-employee director receives an annual restricted stock unit grant with a fair market value on the date of grant of $140,000 per year, which is made pursuant to the 2018 Plan. The annual equity award will be granted on the date of the annual meeting of stockholders or on the date of such director’s election or appointment to the Board of Directors, which awards will also be prorated if a director is elected or appointed as of a date other than the date of the annual meeting of stockholders. Each director may elect to defer the annual restricted stock unit grant, subject to compliance with Section 409A of the Code, and the Board of Directors may determine, in its sole discretion, that such annual equity grant be in the form of deferred stock or in shares of common stock with equivalent value on the date of grant. Each equity award will vest and become exercisable on the earlier of (i) the day immediately preceding the date annual meeting of stockholders following the date of grant and (ii) the first anniversary of the date of grant, subject to the director continuing in service on the Board of Directors through the applicable vesting date. No portion of an annual equity award that is unvested or unexerciseable at the time of a director’s termination of service on the Board of Directors will become vested and exercisable thereafter. In the event a director is terminated upon or within 12 months following a change in control, as defined in the 2018 Plan, such director’s outstanding equity awards will accelerate and vest in full.

On June 20, 2019, each non-employee director elected at, or serving on the Board of Directors as of, the 2019 annual meeting of stockholders received a restricted stock unit award of 5,447 units valued at a price of $25.70 per share, which was the closing price of our common stock on the NYSE on June 20, 2019. Each restricted stock unit represents a contingent right to one share of our common stock. These awards are all subject to the vesting described above.

Director Stock Ownership Guidelines
The Board adopted the Director Stock Ownership Guidelines, pursuant to which non-employee directors are required to own equity in the Company at least equal to five times their retainer within five years of their election or appointment. Please see the disclosure under "Executive Compensation-Director and Executive Stock Ownership Guidelines" for more information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2019, the members of the compensation committee (or other committee performing equivalent functions) were Judith Werthauser, Robert Steele, Jonathan Seiffer, Christopher J. Baldwin and Cameron Breitner.

During fiscal year 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board of Directors or compensation committee.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 10, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our current directors;

•	each of our NEOs for fiscal year 2019; and

•	all current directors and current executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 138,011,744 shares of our common stock outstanding as of April 10, 2020. Shares of our common stock that a person has the right to acquire within 60 days of April 10, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o BJ’s Wholesale Club Holdings, Inc., 25 Research Drive, Westborough, Massachusetts 01581.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
FMR LLC(1)	20,589,881	14.6%
BlackRock, Inc..(2)	13,586,649	9.6%
The Vanguard Group(3)	12,692,073	9.0%
William Blair Investment Management (4)	9,485,284	6.7%
Named executive officers and directors:
Christopher J. Baldwin(5)	2,053,614	1.5%
Robert W. Eddy(6)	767,220	*
Lee Delaney(7)	1,042,144	*
Scott Kessler(8)	341,952	*
Brian Poulliot(9)	486,341	*
Maile Clark	—	*
Michelle Gloeckler	—	*
Thomas A. Kingsbury	—	*
Ken Parent(10)	39,647	*
Christopher H. Peterson	2,755	*
Jonathan A. Seiffer	57,704	*
Robert Steele(11)	29,843	*
Judith L. Werthauser	4,042	*
All executive officers and directors as a group (20 persons)(12)	5,953,384	4.2%
*Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Based on a Schedule 13G/A filed with the SEC on February 7, 2020, FMR LLC has sole voting power over 761,614 shares of our common stock and sole dispositive power over 20,589,881 shares of our common stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Based on a Schedule 13G filed with the SEC on February 7, 2020, BlackRock, Inc. has sole voting power over 13,345,632 shares of our common stock and sole dispositive power over 13,586,649 shares of our common stock. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has sole voting power over 153,242 shares of our common stock, shared voting power over 16,297 shares of our common stock, sole dispositive power over 12,537,510 shares of our common stock and shared dispositive power over 154,563 shares of our common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on a Schedule 13G filed with the SEC on February 10, 2020, William Blair Investment Management, LLC has sole voting power over 8,466,592 shares of our common stock and sole dispositive power over 9,485,284 shares of our common stock. The business address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, Illinois 60606.

(5)
Consists of (a) 849,696 shares of common stock held by The Christopher J. Baldwin Grantor Retained Annuity Trust, (b) 97,360 shares of common stock, (c) 252,537 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (d) 854,021 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(6)
Consists of (a) 2,000 shares of common stock held by his minor children, (b) 86,324 shares of common stock held by the Robert W. Eddy November 2018 GRAT, (c) 52,489 shares of common stock held by Robert W. Eddy November 2018 GRAT II, (d) 30,334 shares of common stock, (e) 220,702 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (f) 375,371 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(7)
Consists of (a) 80,052 shares of common stock, (b) 205,280 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 756,812 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(8)
Consists of (a) 58,588 shares of common stock, (b) 97,043 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 186,321 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(9)
Consists of (a) 32,344 shares of common stock, (b) 97,043 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 356,954 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(10)	Consists of (a) 4,643 shares of common stock and (b) 35,004 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(11)	Consists of (a) 4,643 shares of common stock and (b) 25,200 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(12)
Consists of (a) 1,515,189 shares of common stock, (b) 1,351,088 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 3,087,107 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to fiscal year 2019, and based on written representations by our current directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during fiscal year 2019 and fiscal year 2020 to date, with the following exceptions: (i) Mr. Graham Luce had one delinquent Form 4 filing on April 20, 2020, for the vesting of performance-based options that occurred on March 3, 2020 and (ii) Mr. Rafeh Masood had one delinquent Form 4 filing on April 24, 2020, for the exercise of stock options that occurred on March 18, 2020. We did not receive written representations from our former directors who served during fiscal year 2019, including Cameron Breitner, Nishad Chande, J. Kristofer Galashan and Lars Haegg, and so cannot represent that all Section 16 reports were filed on a timely basis during fiscal year 2019 for such former directors.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons
The Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any "related person" as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Transactions During Fiscal Year 2019

Mr. Kingsbury’s daughter was employed by the Company in a non-executive role during fiscal year 2019. She received compensation and was eligible to participate in benefit plans consistent with employees of the Company in comparable positions.
Amended and Restated Stockholders Agreement
On September 30, 2011, and in connection with the acquisition of the Company by the Sponsors, the Company and the Sponsors entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement contained, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. It also provided that each of the Sponsors has the right to nominate at least one individual for election to the Board, and each party to the stockholders’ agreement agrees to vote all of their shares to elect such individual to the Board. The Stockholders Agreement also provided for demand and piggyback registration rights, as described below. The provisions of the Stockholders Agreement (subject to the survival of certain obligations, such as those relating to registration rights described below) were terminated upon consummation of the IPO.
Upon the consummation of the IPO, we amended and restated the Stockholders Agreement to eliminate certain provisions thereof (but maintaining those related to the registration rights, which are described below), and to provide that the Sponsors will coordinate sales with each other in situations where piggyback rights are not otherwise applicable such that, subject to certain exceptions and certain minimum ownership thresholds, the Sponsors will be provided notice of, and the opportunity to participate in, each other’s dispositions on a pro rata basis. Each of the Sponsors are entitled, subject to certain exceptions, to demand registrations and to cause us to engage in an underwritten offering or other public sale of their shares. We are not required to effect any registration if the anticipated gross offering price of the shares of registered securities would be less than (i) $25 million in any offering registered on Form S-1, or (ii) $5 million in any offering registered on Form S-3. Management stockholders who are party to the Management Stockholders Agreement (as defined below) are also entitled to piggyback rights in connection with registered public offerings. The Stockholders Agreement was terminated during fiscal year 2019 as a result of the Sponsors selling their entire ownership stake in our common stock.
Voting Agreement
We have entered into a voting agreement with the Sponsors (the "Voting Agreement"). The Voting Agreement contains specific rights, obligations and agreements of these parties as owners of our common stock. Under the Voting Agreement, the Sponsors agreed to take all necessary action, including casting all votes to which such members are entitled to cast at any annual or special meeting of stockholders, so as to ensure that the composition of the Board of Directors and its committees complies with the provisions of the Voting Agreement, including to vote their shares in favor of any directors nominated for election pursuant to the Voting Agreement. The Voting Agreement was terminated during fiscal year 2019 upon the Sponsors selling their entire ownership stake in our common stock.
Management Stockholders Agreement
On September 30, 2011, and in connection with the acquisition of the Company by the Sponsors, Beacon Holding Inc. ("Beacon"), Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., Beacon Coinvest LLC and certain management stockholders entered into a stockholders agreement (the "Management Stockholders Agreement"). The Management Stockholders Agreement provided for customary call rights, put rights, stock pre-emptive rights, stock co-sale rights and drag-along rights, as well as piggyback registration rights. At the completion of the IPO, the provisions of the Management Stockholders Agreement (other than those granting piggyback registration rights) terminated. The remaining provisions of the Management Stockholders Agreement were terminated during fiscal year 2019 upon the Sponsors selling their entire ownership stake in our common stock.

Indemnification Agreements
Our Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal (the "Say-on-Pay Vote"), and commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We submit the compensation of our NEOs to our stockholders for a non-binding advisory vote on an annual basis. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at the 2019 annual meeting of stockholders, the next vote on the non-binding advisory frequency of such non-binding advisory votes will occur no later than our 2025 annual meeting of stockholders.
We encourage our stockholders to review the "Executive Compensation" section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or the Board of Directors. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:
"RESOLVED, that the stockholders of BJ’s Wholesale Club Holdings, Inc. approve, on an advisory basis, the fiscal year 2019 compensation of BJ’s Wholesale Club Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in BJ’s Wholesale Club Holdings, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders."
Board Recommendation
The Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS OF THE COMPANY

Background

Currently, the Board of Directors is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. The Board of Directors has adopted and declared advisable, and recommends for your approval, an amendment to Article V of our Certificate of Incorporation to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors.

Rationale for Declassifying the Board

The Board of Directors regularly reviews our corporate governance practices and current corporate governance trends and, in connection with this review, has discussed the potential declassification of the Board of Directors. The Board of Directors took into consideration arguments in favor and against continuation of a classified board and determined that it is in the Company’s and its stockholders’ best interests to propose to declassify the Board of Directors.

In its review, the Board of Directors considered the advantages of maintaining the classified board structure, including, among other reasons, that classified boards provide increased protection in the context of certain abusive takeover tactics because it is more difficult to change a majority of directors on a board in a single year. While the Board of Directors continues to believe that this remains an important consideration, the Board of Directors also considered the potential advantages of declassification, including the ability of stockholders to evaluate directors annually, which is generally viewed by many institutional stockholders as increasing the accountability of directors to such stockholders, and the fact that many publicly traded companies have declassified their boards in favor of annual elections. After carefully weighing these considerations, the Board of Directors determined that it would be in the best interests of the Company and its stockholders to declassify the Board of Directors and, accordingly, approved the proposed amendment to our Certificate of Incorporation and recommends that the stockholders adopt this amendment by voting in favor of this proposal.

Proposed Declassification Amendment

If the proposed amendment to our Certificate of Incorporation is approved by stockholders, directors will be elected to one-year terms of office beginning at our 2021 annual meeting of stockholders. Directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the Annual Meeting, would complete those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. Accordingly, directors who were elected at the 2019 annual meeting of stockholders, whose terms will expire in 2022, and the directors who are elected at the Annual Meeting, whose terms will expire in 2023, will hold office until the end of their terms. If this proposal is approved, following our 2022 annual meeting of stockholders, the Board of Directors will be completely declassified and all directors will be subject to annual election to one-year terms beginning with our 2023 annual meeting of stockholders.

In addition, until the Board of Directors is completely declassified, any director elected or appointed to the Board of Directors to fill a vacancy on the Board of Directors as a result of an increase in the size of the Board of Directors or due to the death, resignation, retirement, disqualification or removal of a director who was elected for a three-year term will continue to hold office until the next election of the class for which such director is chosen; thereafter, any director so appointed will hold office until our next annual meeting of stockholders following such appointment. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Delaware law provides that members of a board that is classified may be removed only for cause and that members of a board that is not classified may be removed by stockholders with or without cause. At present, because the Board of Directors is classified, our Certificate of Incorporation provides that our directors are removable only for cause. If the proposed amendment to our Certificate of Incorporation is approved, following our 2022 annual meeting of stockholders directors may be removed with or without cause.
The text of the amendment to our Certificate of Incorporation is attached as Annex A to this Proxy Statement and incorporated herein by reference.

If approved by the requisite number of stockholders, the amendment to our Certificate of Incorporation will be effective when the Company files a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

If the amendment to our Certificate of Incorporation is not approved by stockholders, the Board of Directors will remain classified, and directors elected at our future annual meetings of stockholders will serve three-year terms and will hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR the proposed amendment to our Certificate of Incorporation to declassify the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2021 (the "2021 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581, in writing not later than January 6, 2021.
Stockholders intending to present a proposal at the 2021 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record at the time of giving notice of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting no earlier than the close of business on February 18, 2021 and no later than the close of business on March 20, 2021. The notice must contain the information required by our Bylaws. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after June 18, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business of the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding," provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

ANNEX A

Proposed Amendment to the
Second Amended and Restated Certificate of Incorporation of
BJ’s Wholesale Club Holdings, Inc.

Subject to approval by the requisite vote of stockholders of the Company, Sections 2, 3 and 4 of Article V of the Second Amended and Restated Certificate of Incorporation of BJ’s Wholesale Club Holdings, Inc. would be amended to read in their entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:

Section 2. Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, the Board initially shall be ~~and is~~ divided into three classes, designated as Class I, Class II and Class III, ~~as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the IPO Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the IPO Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years~~with terms of office expiring at the annual meetings of stockholders held in 2022 (the “2022 Annual Meeting”), 2023 (the “2023 Annual Meeting”) and 2021 (the “2021 Annual Meeting”), respectively. Following the effectiveness of this Certificate of Amendment, each member of the Board shall initially be assigned to, and continue serving in, the same class as he or she was serving in immediately prior to the effectiveness of this Certificate of Amendment. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, ~~at each~~ commencing at the 2021 Annual Meeting, directors succeeding those whose terms are then expired shall be elected to hold office for one-year terms expiring at the annual meeting of stockholders~~, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting~~ held in the year following the year of their election. Accordingly, following the 2021 Annual Meeting, the Board shall be divided into two classes with terms of office expiring at the 2022 Annual Meeting and the 2023 Annual Meeting and following the 2022 Annual Meeting, the classification of the directors shall terminate and all directors shall be of one class and shall be elected to hold office for one-year terms expiring at the next annual meeting of stockholders of the Corporation. Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal from office.
If the number of such directors is changed and the Board at such time is still classified, any increase or decrease shall be apportioned among the classes ~~so as to maintain the number~~ of directors in ~~each class as nearly equal as possible~~ the manner determined by the Board, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~Any such~~ Each director shall hold office until ~~the annual meeting at which his or her term expires and until~~ his or her successor shall be duly elected and qualified~~,~~ or until his or her earlier death, resignation, ~~retirement,~~ disqualification, retirement or removal from office. ~~The Board is authorized to assign members of the Board already in office to their respective class.~~
Section 3. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, (i) for so long as the Board is classified, any director may be removed from office at any time, but only for cause ~~and only~~ by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote at an election of directors and (ii) from and after the date on which the Board ceases to be classified (i.e., following the 2022 Annual Meeting), any director may be removed from office with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote at an election of directors or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote on the election of such director.
Section 4. Except as otherwise expressly required by law, and subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal and, if the Board at such time is classified, for a term that shall coincide with the remaining term of the class to which the director shall have been appointed ~~and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal~~.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BJ2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand wher you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10675-P37747

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BJ'S WHOLESALE CLUB HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Class II director nominees for term expiring 2023:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Maile Clark
02) Thomas A. Kingsbury

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratify the appointment of PricewaterhouseCoopers LLP as BJ's Wholesale Club Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending January 30, 2021.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc.	☐	☐	☐
4. Approve an amendment to the Second Amended and Restated Certificate of Incorporation of BJ's Wholesale Club Holdings, Inc. to declassify the Board of Directors of BJ's Wholesale Club Holdings, Inc.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D10676-P37747

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Annual Meeting of Stockholders
June 18, 2020 8:00 a.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Graham N. Luce and Laura L. Felice, and each of them, without the other and with power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy card, all the shares of common stock of BJ'S WHOLESALE CLUB HOLDINGS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/BJ2020 at 8:00 a.m. Eastern Time on June 18, 2020 or any continuation, postponement or adjournment thereof, with all power which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Annual Meeting.

(Continued and to be marked, dated and signed, on other side)